Exhibit 4.1

CLS HOLDINGS USA, INC.

and

ODYSSEY TRUST COMPANY

as Trustee

INDENTURE Dated as of December 12, 2018 providing for the issue of 8.0% Unsecured Convertible Debentures

-iv-

THIS INDENTURE dated as of December 12, 2018.

BY AND AMONG:	CLS HOLDINGS USA, INC., a corporation governed by the laws of the State of Nevada; (the “Corporation”)
AND:	ODYSSEY TRUST COMPANY, a trust company existing under the laws of the Province of Alberta, in its capacity as trustee; (the “Trustee”)

RECITALS

A.

The Corporation wishes to provide for the creation and issue of unsecured convertible debentures with the designation of “8.0% Unsecured Convertible Debentures” (the “Debentures”), all upon the terms and conditions set forth in this Indenture (as hereinafter defined).

B.

All necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this Indenture by the Corporation, to make the same effective and binding upon the Corporation, and to make the Debentures, when certified by the Trustee and issued as provided in this Indenture, valid and legally binding obligations of the Corporation with the benefit and subject to the terms of this Indenture.

C.	The foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee.

THEREFORE, it is hereby covenanted, agreed and declared as follows:

Article 1
INTERPRETATION

Section 1.1	Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent herewith, the expressions below shall have the following meanings:

“Act” or “Act of Holder(s)”, when used with respect to any Holder(s), shall have the meaning specified in Section 1.12(1);

“Affiliate” has the meaning ascribed thereto in the Securities Act (Ontario);

“Applicable Law” shall mean, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and shall also include any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

“Applicable Securities Law” shall mean any Applicable Law in any jurisdiction in Canada or the United States regulating, or regulating disclosure with respect to, any sale or distribution of securities in, or to residents of, such jurisdiction;

“Applicants” has the meaning ascribed thereto in Section 2.24;

“Authenticated” means (a) with respect to the issuance of a Certificated Debenture, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized officer of the Trustee, (b) with respect to the issuance of an Uncertificated Debenture, one in respect of which the Trustee has completed all Internal Procedures such that the particulars of such Uncertificated Debenture are entered in the records of the Trustee, and “Authenticate”, “Authenticating” and “Authentication” have corresponding meanings;

“Beneficial Holder” means a Person who is the beneficial owner of a Debenture, as shown on a list maintained by a Participant or the Depository;

“Board of Directors” shall mean either the Board of Directors of the Corporation, or any committee of that board duly authorized to make a decision on the matter in question;

“Board Resolution” shall mean a copy of a resolution certified by a Responsible Officer of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect and unamended on the date of such certification;

“Business Day” shall mean any day of the week, other than Saturday, Sunday or a statutory holiday in the Provinces of Alberta or Ontario, on which banking institutions are open for business in the City of Calgary, Alberta and Toronto, Ontario;

“CDS” shall mean CDS Clearing and Depository Services Inc., together with its successors from time to time;

“Certificated Debentures” means Debentures in the form of individual certificates in definitive fully registered form and substantially in the form of Schedule 2.2;

“Change of Control” means (i) any event as a result of or following which any person, or group of persons “acting jointly or in concert” within the meaning of applicable Canadian securities laws, beneficially owns or exercises control or direction over an aggregate of more than 50% of the then outstanding Common Shares; or (ii) the sale or other transfer of all or substantially all of the consolidated assets of the Corporation. A Change of Control will not include a sale, merger, reorganization or other similar transaction if the previous holders of the Common Shares hold at least 50% of the voting shares of such merged, reorganized or other continuing entity;

“Change of Control Notice” has the meaning ascribed thereto in Section 3.1(2);

“Change of Control Offer” has the meaning ascribed thereto in Section 3.1(1);

“Change of Control Repurchase Date” means the date that is not less than 30 days nor more than 45 days after the date of the Change of Control Notice;

“Change of Control Repurchase Notice” has the meaning ascribed thereto in Section 3.1(3);

“Change of Control Repurchase Price” has the meaning ascribed thereto in Section 3.1(1);

“Common Shares” means the common shares in the share capital of the Corporation; provided that in the event of any reclassification, subdivision, consolidation, conversion, exchange or other modification thereto shall thereafter mean the shares or other securities or property resulting therefrom;

“Conversion Price” means $0.80 per Unit, subject to adjustment in accordance with the provisions of Section 4.6;

“Corporate Trust Office” shall mean the principal office or offices of the Trustee in the City of Calgary, Province of Alberta, at which at any particular time its corporate trust business shall be administered;

“Corporation” shall mean CLS Holdings USA, Inc. until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Corporation” shall mean such successor corporation;

“Corporation Request” or “Corporation Order” shall mean a written request or order signed in the name of the Corporation by any Responsible Officer of the Corporation and delivered to the Trustee;

“Counsel” shall mean, in the case of Counsel to the Trustee, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Trustee and, in the case of Counsel to the Corporation, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Corporation and acceptable to the Trustee;

“CSE” means the Canadian Securities Exchange;

“Current Market Price” for any date means the VWAP on the CSE or OTCQB, as applicable, for the 10 consecutive trading days ending on the fifth trading day preceding the date of the applicable event (or, if the Common Shares are not listed thereon, on such Recognized Stock Exchange on which the Common Shares are listed as may be selected by the Directors and approved by the Trustee or, if the Common Shares are not listed on any Recognized Stock Exchange, then as determined by the Board of Directors, acting reasonably);

“Date of Conversion” has the meaning ascribed thereto in Section 4.4(2);

“Debentureholder(s)” or “Holder(s)” means the registered holder(s) of Debentures for the time being;

“Debentures” has the meaning set out in the recitals of this Indenture;

“Default” means any event or condition that constitutes an Event of Default or that would constitute an Event of Default with the giving of notice, passage of time, or both;

“Depository” or “CDS” means CDS Clearing and Depository Services Inc. and its successors in interest;

“Directors” means the directors of the Corporation on the date hereof or such directors as may, from time to time, be appointed or elected directors of the Corporation pursuant to the Corporation’s articles and by-laws, and applicable laws, and “Director” means any one of them, and reference to action by the Directors means action by the Directors as the Board of Directors;

“Equity Interests” means Stock and all warrants, options or other rights to acquire Stock (but excluding any debt security that is convertible into, or exchangeable for, Stock);

“Event of Default” shall mean any of the events identified in Section 6.1 as being an Event of Default;

“Exchange Offer” has the meaning ascribed thereto in Section 3.1(1);

“Exchanged Debentures” has the meaning ascribed thereto in Section 3.1(1);

“Extraordinary Resolution” has the meaning ascribed thereto in Section 9.8 and Section 9.11;

“Fair Market Value” means the value that would be paid by an informed and willing buyer to an arm’s length informed and willing seller in a transaction not involving distress or necessity of either party, determined by the Board of Directors of the Corporation acting reasonably and in good faith (unless otherwise provided in the Indenture);

“Fiscal Year” means any of the annual accounting periods of the Corporation ending on December 31 of each year;

“Freely Tradeable” means, in respect of share of capital of any class of any corporation, shares which: (i) are issuable without the necessity of filing a prospectus or any other similar offering document under Applicable Securities Law; and (ii) are not subject to a hold period under National Instrument 45-102 – Resale of Securities of the Canadian Securities Administrators (or any successor regulation to such National Instrument 45-102);

“GAAP” means generally accepted accounting principles in the United States, consistently applied and any change therein from time to time;

“Government Obligations” means securities issued or guaranteed by the Government of Canada or any province thereof;

“Governmental Authority” shall mean, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule-making entity (including a Recognized Stock Exchange) having or purporting to have jurisdiction over such Person or the business or property of such Person pursuant to the laws of Canada or any country in which such Person is residing, incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country;

“Indenture” means or refers to this Indenture as amended or supplemented by any indenture, deed or instrument supplemental or ancillary thereto;

“Indenture Documents” means this Indenture, the Debentures and each other document, instrument, application or agreement now or hereafter executed and delivered by or on behalf of the Corporation or under or pursuant to any of them;

“Interest Obligation” means the obligation of the Corporation to pay interest on the Debentures, as and when the same becomes due;

“Interest Payment Date” means, subject to Section 2.3(4), the last day of March, the last day of June, the last day of September and the last day of December in each year and such other dates to which interest accrues and is payable pursuant to Section 2.3, it being acknowledged that for a period of eighteen (18) months from the Issue Date, any Interest Obligation payable hereunder shall automatically accrue to the principal amount of the Debentures, and shall thereafter be deemed to be part of the principal amount of the Debentures;

“Internal Procedures” means the minimum number of the Trustee’s internal procedures customary at such time for the making of any one or more entries to, changes in or deletions of any one or more entries in the records of the Trustee (including without limitation, original issuance or registration of transfer of ownership) to be complete under the operating procedures followed at the time by the Trustee;

“Issue Date” means December 12, 2018.

“Jurisdictions” means each of the Provinces and territories of Canada;

“Lien” means any hypothec, security interest, mortgage, lien, right of preference, pledge, assignment by way of security or any other agreement or encumbrance of any nature that secures the performance of an obligation, and a Person is deemed to own subject to a Lien any property or assets that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital or synthetic lease or similar agreement (other than an operating lease) relating to such property or assets;

“Mandatory Conversion Date” has the meaning ascribed thereto in Section 4.5(2);

“Mandatory Conversion Notice” has the meaning ascribed thereto in Section 4.5(1);

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Corporation and its Subsidiaries considered as a whole, (b) the Corporation’s ability to pay and the performance of its obligations under the Indenture Documents, or (c) the Trustee’s or any Debentureholder’s rights and remedies under the Indenture Documents;

“Maturity Date” means the date on which the principal amount of each Debenture becomes due and payable as provided in this Indenture.

“NCI” means the non-certificated inventory system operated by CDS;

“NCI Letter of Instruction” means the NCI letter of instruction provided by CDS to the Trustee in connection with the conversion of the Debentures;

“Notice” shall mean any notice, document or other communication required or permitted to be given under this Indenture;

“Officer’s Certificate” shall mean a certificate signed by any two officers of the Corporation, at least one of whom shall be the chief executive officer or the chief financial officer, (or officer holding a similar title), and delivered to the Trustee;

“Opinion of Counsel” shall mean a written opinion addressed to the Trustee (among other addressees as applicable), by Counsel and in a form which, in each case, shall be reasonably satisfactory to the Trustee;

“OTCQB” means the OTCQB marketplace of the OTC Markets Group;

“Outstanding” when used with respect to the Debentures shall mean, as of the date of determination, all Debentures theretofore certified and delivered by the Trustee under this Indenture, except:

(a)	Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)

Debentures for whose payment, purchase, or repurchase money in the necessary amount has been theretofore deposited with the Trustee under gratuitous deposit or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent) for the Holders of such Debentures; and

(c)

Debentures that have been surrendered to the Trustee pursuant to Section 3.1 or in exchange for or in lieu of which other Debentures have been certified and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Corporation; provided, however, that: (i) in determining whether the Holders of the requisite principal amount of the Debentures then outstanding have taken any Act of Holders hereunder, Debentures owned by the Corporation or any Affiliate of the Corporation shall be disregarded and deemed not to be then Outstanding; (ii) in determining whether the Trustee shall be protected in acting and relying upon such Act of Holders, only Debentures of which the Trustee has actual notice that they are so owned shall be so disregarded; and (iii) that Debentures so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Debentures and that the pledgee is not the Corporation or any Affiliate of the Corporation;

“Participant” shall mean, in relation to a Depository, a broker, dealer, bank or other financial institution or other Person on whose behalf such Depository or its nominee holds Debentures pursuant to a book-based system operated by such Depository;

“Payment Record Date” means (i) with respect to the Maturity Date, 15 Business Days prior to such date and (ii) with respect to an Interest Payment Date, the date determined as the record date for the determination of the Holders to which interest on Debentures is payable on such Interest Payment Date, which date shall be the 15th day of the month in which such Interest Payment Date occurs (or if such day is not a Business Day, the immediately preceding Business Day);

“Person” shall mean any natural Person, corporation, firm, partnership, joint venture, trustee, executor, liquidator of a succession, administrator, legal representative or other unincorporated association, trust, unincorporated organization, government or Governmental Authority and pronouns relating thereto have a similar extended meaning;

“Proceeding” shall mean any suit, action or other judicial or administrative proceeding;

“Qualified Institutional Buyer” means a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act;

“Recognized Stock Exchange” means the OTCQB, the CSE or, if the Common Shares are not listed on the OTCQB Exchange or the CSE, any other national securities exchange or market on which the Common Shares are then listed and posted for trading;

“Regulation D” means Regulation D adopted by the U.S. Securities and Exchange Commission under the U.S. Securities Act;

“Regulation S” means Regulation S adopted by the U.S. Securities and Exchange Commission under the U.S. Securities Act;

“Repayment Offer” has the meaning ascribed thereto in Section 3.1(1);

“Responsible Officer of the Corporation” means the Chairman, the Chief Executive Officer, the Chief Financial Officer, any Vice-President, the Secretary, any Assistant Secretary, or any other officer of the Corporation customarily performing functions similar to those performed by any of the above designated officers;

“Stated Maturity” shall mean, with respect to any principal of or accrued interest on a Debenture, the fixed date or dates specified on which such principal or interest is due and payable;

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or non-voting, participating or non-participating, including common stock, preferred stock or any other equity security;

“Subject Transaction” has the meaning ascribed thereto in Section 10.1;

“Subsidiary” in relation to any specified Person, shall mean (a) any corporation, association or other business entity a majority of the outstanding Voting Securities of which are beneficially owned, directly or indirectly, by or for such Person and/or by or for any subsidiary or one or more of the other

Subsidiaries of that Person (or a combination thereof), and (b) any partnership (i) the sole general partner or the sole managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are the Person or one or more Subsidiaries of that Person (or any combination thereof);

“Successor Entity” has the meaning ascribed thereto in Section 10.1(a);

“Supplemental Indenture” has the meaning ascribed thereto in Section 12.4;

“Taxes” has the meaning ascribed thereto in Section 2.21;

“Time of Expiry” has the meaning ascribed thereto in Section 4.1;

“Transfer Agent” shall mean Vstock Trust Company or such other Person or Persons appointed as the transfer agent for the Common Shares, in such capacity, together with such Person’s or Persons’ successor from time to time in such capacity;

“Trustee” shall mean Odyssey Trust Company until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Trustee” shall mean or include each Person who is then a Trustee hereunder;

“Uncertificated Debenture” means any Debenture which is issued under the Non Certificated Inventory System and which is not evidenced by a Certificated Debenture;

“Unit” mean units of the Corporation, each comprised of one Common Share and one-half of one Warrant.

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Accredited Investors” means “accredited investors” within the meaning of Rule 501(a) of Regulation D;

“U.S. Debentureholder” means any Debentureholder that acquired Debentures as a U.S. Purchaser;

“U.S. Dollar” or “Dollar” or “$” shall mean lawful currency of the United States of America;

“U.S. Legend” has the meaning ascribed thereto in Section 2.26;

“U.S. Marijuana Laws” means certain United States federal laws relating to the cultivation, distribution or possession of marijuana in the United States and other related judgments, orders or decrees in effect from time to time that provide that such cultivation, distribution or possession is illegal;

“U.S. Person” means a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S;

“U.S. Purchaser” means with respect to the purchase of Debentures (a) any purchaser in the United States, (b) any person purchasing securities for the account or benefit of any person in the United States, (c) any person that receives or received an offer of the Debentures while in the United States, and (d) any person that is in the United States at the time the Purchaser’s buy order was made or the Subscription Agreement was executed or delivered, except that U.S. Purchaser shall not include any person excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(vi) of Regulation S (as defined herein) or persons holding accounts excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) of Regulation S, solely in their capacities as holders of such accounts;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“VWAP” means the volume-weighted average trading price of the Common Shares for the applicable period (which must be calculated utilizing days in which the Common Shares actually trade). The VWAP shall be determined by dividing the aggregate sale price of all Common Shares sold on the OTCQB over the applicable period by the total number of Shares so sold;

“Voting Securities” means securities having under all circumstances voting power to elect the directors, managers or trustees of the corporation, association or other business entity, provided that securities which only carry the right to vote conditionally on the happening of an event shall not be considered to be Voting Securities nor shall any securities be deemed to cease to be Voting Securities solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event;

“Warrant” means a Common Share purchase warrant exerciseable to acquire one Common Share at a price of $1.10 per Warrant for a period of 36 months from the Issue Date;

“Warrant Indenture” means the indenture between the Corporation and Odyssey Trust Company, as warrant agent, with respect to the Warrants;

“Wholly-Owned Subsidiary” means any Subsidiary of which the Corporation beneficially owns, directly or indirectly, all the Voting Securities and equity interests (other than qualifying equity interests required to be issued under Applicable Law) and a Subsidiary shall be deemed to beneficially own Voting Securities and equity interests beneficially owned by a Wholly-Owned Subsidiary and so on indefinitely;

“Written Order” means a written order or request, respectively, signed in the name of the Corporation by a Responsible Officer or director of the Corporation;

and all other terms which are used herein but not otherwise defined herein, and that are defined in the Securities Act (Ontario), either directly or by reference therein, shall have the meanings assigned to them therein.

Section 1.2	Interpretation

(1)	Words importing the singular number shall include the plural and vice versa and words importing gender shall include the masculine, feminine and neuter genders.

(2)

The words “hereto”, “herein”, “hereof”, “hereby”, “hereunder”, and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection, paragraph, clause or other part of this Indenture.

(3)

Except as otherwise provided herein, any reference in this Indenture to any act, statute, regulation, policy statement, instrument, agreement, or section thereof shall be deemed to be a reference to such act, statute, regulation, policy statement, instrument, agreement or section thereof as amended, re-enacted or replaced from time to time.

Section 1.3	Accounting Terms

As used in this Indenture and in any certificate or other document made or delivered pursuant to this Indenture, accounting terms not defined in this Indenture, or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Indenture, or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Indenture, or in any such certificate or other document shall prevail.

Section 1.4	Headings and Table of Contents

The division of this Indenture, or any related document, into articles, sections, subsections, paragraphs, clauses and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or any such related document.

Section 1.5	Section and Schedule References

Unless something in the subject matter or context is inconsistent therewith, references in this Indenture to articles, sections, subsections, paragraphs, clauses, other subdivisions, exhibits, appendices or schedules are to articles, sections, subsections, paragraphs, clauses other subdivisions, exhibits, appendices or schedules of or to this Indenture.

Section 1.6	Governing Law

The parties to this Indenture agree that any legal suit or proceeding arising with respect to this Indenture or the Debentures will be tried exclusively in the courts of the Province of Alberta in the City of Calgary, and the parties to this Indenture agree to submit to the jurisdiction of, and to venue in, such courts. This Indenture and each Debenture issued hereunder shall be governed by, and construed with, the laws of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

Section 1.7	Currency

Unless expressly provided to the contrary in this Indenture or in any Debenture, all monetary amounts in this Indenture or in such Debenture refer to United States Dollars.

Section 1.8	Non-Business Day

Unless expressly provided to the contrary in this Indenture or in any Debenture, whenever any payment shall be due, any period of time shall begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such period of time shall begin or end and such calculation shall be made as of the day that is not a Business Day, but such actions shall be taken and such payment shall be made, as the case may be, on the next succeeding Business Day.

Section 1.9	Time

Unless otherwise expressly stated in this Indenture or in any Debenture, all references to a time will mean Eastern time. Time shall be of the essence of this Indenture.

Section 1.10	Independence of Covenants

Each covenant contained in this Indenture shall be construed (absent an express provision to the contrary) as being independent of each other covenant, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

Section 1.11	Form of Documents Delivered to Trustee

(1)

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(2)

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.12	Acts of Holders

(1)

Any request, demand, authorization, direction, Notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing. Any request, demand, authorization, direction, Notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Debentureholders voting in favour thereof, either in Person or by proxies duly appointed in writing, at any meeting of Debentureholders duly called and held in accordance with the provisions of Article 9, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such requisite instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of Holders” of the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 8.1, conclusive in favour of the Trustee and the Corporation, if made in the manner provided in this Section 1.12. The record of any meeting of Debentureholders shall be provided in the manner specified in Section 9.7.

(2)

If the Corporation or the Trustee shall solicit from the Debentureholders any Act, the Corporation or the Trustee, as the case may be, may, at its option, fix in advance a record date for the determination of Debentureholders entitled to take such Act, but the Corporation or the Trustee, as the case may be, shall have no obligation to do so. Any such record date shall be fixed at the Corporation’s or the Trustee’s discretion, as the case may be, provided that such record date shall be fixed on a date not more than 60 days prior to the Act. If such a record date is fixed, such Act may be sought or taken before or after the record date, but only the Debentureholders of record at the close of business on such record date shall be deemed to be Debentureholders for the purpose of determining whether Holders of the requisite proportion of Debentures Outstanding have authorized or agreed or consented to such Act, and for that purpose the Debentures Outstanding shall be computed as of such record date.

(3)

Any Act of the Holder of any Debenture shall bind every future holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof in respect of anything done, suffered or omitted by the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Debenture.

Section 1.13	Interest Payments and Calculations

(1)	The rate of interest stipulated in this Indenture or in any Debenture will be calculated on the basis of a 360 day year composed of twelve 30 day months.

(2)

For purposes of the Interest Act (Canada), (i) whenever any interest under this Indenture is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Indenture, and (iii) the rates of interest stipulated in this Indenture are intended to be nominal rates and not effective rates or yields.

(3)

In calculating interest under this Indenture or under a Debenture for any period, unless otherwise specifically stated, the first day of such period shall be included and the last day of such period shall be excluded.

(4)

If any provision in any Indenture Document would oblige the Corporation to make any payment of interest or other amount payable to the Trustee or any Holder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Trustee or that Holder of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by the Trustee or that Holder of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(a)	first, by reducing the amount or rate of interest to be paid to the Trustee or the affected Holder, as the case may be; and

(b)

thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the Trustee or the affected Holder, as the case may be, which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

Section 1.14	Successors and Assigns

All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether expressed or not.

Section 1.15	Severability Clause

If any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.16	Benefits of Indenture

Nothing in this Indenture and in the Debentures, express or implied, shall give to any Person, other than the parties hereto, the Debentureholders, and their respective successors hereunder, any paying agent, any Person maintaining the record of the Debentureholders pursuant to Section 2.12, any Transfer Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.17	Unclaimed Debentures

Subject to Applicable Law, all amounts held or set aside for the payment of Debentures together with any interest thereon which remain unclaimed after a period of three calendar years from the Maturity Date shall be forfeited and shall revert to the Corporation.

Section 1.18	Schedules

The following Schedules form part of this Indenture:

Schedule 2.2	Form of Debenture Certificate
Schedule Section 2.26 FORM OF REGULATION S RULE 904 TRANSFER CERTIFICATE	Form of Regulation S Rule 904 Transfer Certificate

Section 1.19	Benefits of Indenture through Trustee

For greater certainty, this Indenture is being entered into with the Trustee for the benefit of the Holders and the Trustee declares that it holds all rights, benefits and interests of this Indenture on behalf of and as the Person holding the power of attorney of, the Holders and each such Person who becomes a Holder of the Debentures from time to time.

Section 1.20	English Language

The Corporation, the Trustee and, by their acceptance of Debentures and the benefits of this Indenture, the Holders acknowledge having consented to and requested that this Indenture, each Debenture and each document related hereto and thereto be drawn up in the English language only. La Société, le fiduciaire des débentures et, par leur acceptation des débentures et des avantages de la présente convention, les porteurs, reconnaissent avoir accepté et demandé que la présente convention, chaque débenture et chaque document relié à celles-ci soient rédigés en langue anglaise.

Article 2
THE DEBENTURES

Section 2.1	Limit of Issue and Designation of Debentures

The Debentures authorized to be issued hereunder are limited to $46,000,000 aggregate principal amount, which, in each case shall be designated as “8.0% Unsecured Convertible Debentures”.

Section 2.2	Form and Terms of Debentures

(1)

The Debentures shall be dated as of the Issue Date. The Debentures shall bear interest from and including the Issue Date at the rate of 8.0% per annum (after as well as before maturity, default and judgment, with interest on overdue interest at the said rate until the earlier of the dates set out in Section 2.3(1)(b) to (d) below), payable in lawful money of the United States in equal quarterly instalments in arrears on each Interest Payment Date, subject to Section 2.3(4), and the Debentures shall mature on the Maturity Date. The first Interest Payment Date on December 31, 2018 will include interest accrued from the Issue Date to, but excluding, December 31, 2018, subject to Section 2.3(4).

(2)

Subject to the Debentures being converted in accordance with the terms of Article 4 or purchased prior to the Maturity Date in accordance with the terms of this Indenture, the outstanding principal of the Debentures will be payable to the Holder on the Maturity Date in lawful money of the United States against surrender thereof by said Holder at the Corporate Trust Office or at such place or places as may be designated by the Corporation for that purpose.

(3)

The Debentures shall be issued as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000, or as Uncertificated Debentures, provided that any Debentures sold to a U.S. Purchaser shall be issued as Certificated Debentures and are required to bear such legends as set out in Section 2.26.

(4)

The Debentures and the certificate of the Trustee endorsed thereon shall be substantially in the form set forth in Schedule 2.2 FORM OF DEBENTURE hereto. The terms and provisions contained in the Form of Debenture shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Corporation and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(5)

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Responsible Officer(s) of the Corporation executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any Applicable Securities Laws or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

(6)

The Corporation in issuing the Debentures may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in all notices issued to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice and that reliance may be placed only on the other elements of identification printed on the Debentures. The Corporation shall promptly notify the Trustee in writing of any changes to the CUSIP and ISIN number.

Section 2.3	Interest

(1)

Subject to Section 2.3(4), Each Debenture issued hereunder, whether issued originally or in exchange for another Debenture, shall bear interest from the Issue Date, or from and including the last Interest Payment Date on which interest shall have been paid or made available for payment on the Debentures then Outstanding, whichever shall be the later, to but excluding the earlier of:

(a)	the following Interest Payment Date;

(b)	if purchased in accordance with Section 3.1, the date of payment;

(c)	if repurchased in accordance with Section 3.3, the Change of Control Repurchase Date;

(d)	if converted in accordance with Article 4, the Conversion Date;

(e)	if redeemed in accordance with any other provision of this Indenture, the Maturity Date, subject to certain exceptions set out in Section 3.2; and

(f)	the Maturity Date;

as the case may be (the “Interest Period”). The interest payable per $1,000 principal amount of Debentures in respect of an Interest Period other than an Interest Period that ends on an Interest Payment Date shall be calculated by multiplying $1,000 by the interest rate of 8.0% per annum, computed on the basis of a 360-day year composed of twelve 30-day months. For the purposes of the Interest Act (Canada) and disclosure under such act, whenever interest to be paid is to be calculated on the basis of any period of time less than a calendar year (a “deemed year”) such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest for the deemed year by the actual number of days in the calendar year in which the rate is to be ascertained and dividing it by the number of days in the deemed year.

(2)

Subject to the Debentures being converted in accordance with the terms of Article 4 or purchased prior to the Maturity Date in accordance with the terms of this Indenture, the Corporation shall pay to the Debentureholders on the Maturity Date all outstanding principal thereon and all accrued and unpaid interest thereto, up to but excluding the Maturity Date.

(3)

All payments of interest in cash on the Uncertificated Debentures shall be made by electronic funds transfer or certified cheque made payable to the Depository or its nominee on the day interest is payable for subsequent payment to Beneficial Holders of the applicable Uncertificated Debentures, unless the Corporation and the Depository otherwise agree.

(4)

For a period of 18 months from the Issue Date, any Interest Obligation payable hereunder shall automatically accrue to the principal amount of the Debentures, and shall thereafter be deemed to be part of the principal amount of the Debentures.

Section 2.4	Prescription

The right of the Debentureholders to exercise their rights under this Indenture shall become void unless the Debentures are presented for payment within a period of three years following the Maturity Date. The Corporation shall have satisfied its obligations under the Debentures upon irrevocable remittance to the Trustee for the account of the Debentureholders, upon redemption, repurchase or at the Maturity Date, of any and all consideration due hereunder in cash and such remittance shall for all purposes be deemed a payment to the Debentureholders, and to that extent such Debentures shall thereafter not be considered as Outstanding and the Debentureholders shall have no right, except to receive payment out of the moneys so paid and deposited upon surrender of its Debentures.

Section 2.5	Issue of Debentures

Debentures in such aggregate principal amounts as the Board of Directors shall determine in accordance with the terms hereof and in lawful money of the United States shall be executed by the Corporation from time to time and, forthwith after such execution, shall be delivered to the Trustee and shall be authenticated by the Trustee and delivered to the Corporation in accordance with the terms of Section 2.7. Other than as contemplated by Section 2.13, the Trustee shall receive no consideration for the certification or Authentication of Debentures.

Section 2.6	Execution of Certificated Debentures

All Certificated Debentures shall be signed (either manually or by electronic signature) by any one Responsible Officer of the Corporation holding office at the time of signing. An electronic signature upon a Certificated Debenture shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be. Notwithstanding that any Person whose signature, either in manual or in electronic form, appears on a Certificated Debenture as a director or officer may no longer hold such office at the date of the Certificated Debenture or at the date of the certification and delivery thereof, such Certificated Debenture shall be valid and binding upon the Corporation and the registered holders thereof entitled to the benefits of this Indenture. In addition, any Uncertificated Debenture shall, subject to Section 2.7, be valid and binding upon the Corporation and the registered holder thereof will be entitled to the benefits of this Indenture.

Section 2.7	Authentication

(1)

A Debenture shall not be valid until Authenticated. Only such Debentures as shall have been Authenticated shall be enforceable against the Corporation and entitled to the benefits of this Indenture at any time or be valid or obligatory for any purpose.

(2)	Authentication by the Trustee of any Certificated Debenture executed by the Corporation shall be conclusive evidence that the Holder is entitled to the benefits of this Indenture.

(3)

No Debenture (which for greater certainty shall include any Debenture issued as an Uncertificated Debenture) shall be issued or, if issued, shall be valid for any purpose, enforceable against the Corporation or entitle the registered holder to the benefit hereof or thereof until it has been Authenticated. Such Authentication shall be conclusive evidence that such Debenture is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture. The Authentication by the Trustee of any such Debenture hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of such Debenture or its issuance (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof.

Section 2.8	Uncertificated Debentures

(1)

The Corporation initially appoints CDS to act as Depositary. Subject to the provisions hereof, at the Corporation’s option, Debentures may be issued and registered in the name of CDS or its nominee as an Uncertificated Debenture and the deposit of which may be confirmed electronically by the Trustee to a particular Participant through CDS.

(2)

If the Corporation issues Uncertificated Debentures, Beneficial Holders of such Debentures shall not receive Debenture Certificates in definitive form and shall not be considered owners or holders thereof under this Indenture or any supplemental indenture. Beneficial interests in Debentures registered and deposited with CDS will be represented only through the NCI. Transfers of Debentures registered and deposited with CDS between Participants shall occur in accordance with the rules and procedures of CDS. Neither the Corporation nor the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by CDS or its nominee, on account of the beneficial interests in Debentures registered and deposited with CDS. Nothing herein shall prevent the Beneficial Holders of Uncertificated Debentures from voting such Debentures using duly executed proxies or voting instruction forms.

(3)

All references herein to actions by, notices given or payments made to, Debentureholders shall, where Debentures are held through CDS, refer to actions taken by, or notices given or payments made to, CDS upon instruction from the Participants in accordance with its rules and procedures in the case of actions by CDS. For the purposes of any provision hereof requiring or permitting actions with the consent of or the direction of Debentureholders evidencing a specified percentage of the aggregate Debentures outstanding, such direction or consent may be given by Beneficial Holders acting through CDS and the Participants owning Debentures evidencing the requisite percentage of the Debentures. The rights of a Beneficial Holder whose Debentures are held established by law and agreements between such holders and CDS and the Participants upon instructions from the Participants. Each Trustee and the Corporation may deal with CDS for all purposes (including the making of payments) as the authorized representative of the respective Debentures or Debenture holders and such dealing with CDS shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

(4)	For so long as Debentures are held through CDS, if any notice or other communication is required to be given to Debentureholders, the Trustee will give such notices and communications to CDS.

(5)

If CDS resigns or is removed from its responsibility as Depository and the Trustee is unable or does not wish to locate a qualified successor, CDS shall provide the Trustee with instructions for registration of Debentures in the names and in the amounts specified by CDS, and the Corporation shall issue and the Trustee shall certify and deliver the aggregate number of Debentures then outstanding in the form of Certificated Debentures representing such Debentures.

(6)

The rights of Beneficial Holders who hold securities entitlements in respect of the Debentures through the NCI shall be limited to those established by Applicable Law and agreements between the Depository and the Participants and between such Participants and the Beneficial Holders who hold securities entitlements in respect of the Debentures through the NCI, and such rights must be exercised through a Participant in accordance with the rules and procedures of the Depository.

(7)	Notwithstanding anything herein to the contrary, none of the Corporation nor the Trustee nor any agent thereof shall have any responsibility or liability for:

(a)

the electronic records maintained by the Depository relating to any ownership interests or other interests in the Debentures or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any Person in any Debenture represented by an electronic position in the NCI (other than the Depository or its nominee);

(b)	for maintaining, supervising or reviewing any records of the Depository or any Participant relating to any such interest; or

(c)

any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Participant.

(8)

The Corporation may terminate the application of this Section 2.8 in its sole discretion in which case all Debentures shall be evidenced by Certificated Debenture registered in the name of a Person other than the Depository.

Section 2.9	Persons Entitled to Payment

(1)

Prior to due presentment for registration of transfer of any Debenture, the Corporation, the Trustee and any other Person, as the case may be, may treat the Person in whose name any Debenture is registered in the applicable register as the absolute and sole owner of such Debenture for all purposes including receiving payment of the principal of, and any premium, if any, interest or other amount on such Debenture, receiving any notice to be given to the Holder of such Debenture, and taking any Act of Holders with respect to such Debenture, whether or not any payment with respect to such Debenture shall be overdue, and none of the Corporation, the Trustee or any other Person, as the case may be, shall be affected by notice to the contrary.

(2)

Delivery of a Debenture to the Trustee by or on behalf of the Holder thereof shall, upon payment of such Debenture, be a valid discharge to the Corporation of all obligations evidenced by such Debenture. None of the Corporation, the Trustee or any other Person shall be bound to inquire into the title of any such Holder.

(3)

In the case of the death of one or more joint registered Holders of a Debenture, the principal of, and premium, if any, interest and any other amounts on such Debenture may be paid to the survivor or survivors of such registered Holders whose receipt of such payment, accompanied by the delivery of such Debenture, shall constitute a valid discharge to the Corporation and the Trustee.

Section 2.10	Payment of Principal and Interest on Certificated Debentures

(1)

Except as may otherwise be provided herein, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Trustee a maturity account for the Debentures (the “Maturity Account”). On or before 9:00 a.m. (Toronto time) not less than one Business Day immediately prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Corporation will deliver to the Trustee a certified cheque or wire transfer for deposit in the applicable Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon less any tax required by law to be deducted). The Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and accrued and unpaid interest on the Debenture, upon surrender of the Debenture at any branch of the Trustee designated for such purpose from time to time by the Corporation and the Trustee. The delivery of such funds to the Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled. Unless any Debenture is converted or purchased in accordance with the terms of this Indenture prior to the Maturity Date, interest shall cease to accrue on the Debentures upon the Maturity Date provided the Trustee has received, by the Maturity Date, from the Corporation all the funds due and payable on the Debentures.

(2)

Subject to Section 2.3(4), as interest becomes due on each Debenture (except, on conversion, on redemption, or if purchased in accordance with the terms of this Indenture, when interest shall be paid by the Corporation upon surrender of such Debenture in accordance with the terms of this Indenture), the Corporation, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest to the order of the registered holder of such Debenture appearing on the registers maintained by the Trustee at the close of business on the record date prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three days prior to each date on which interest becomes due, and if payment is made by other means (such as electronic transfer of funds), the Trustee must receive confirmation of receipt of funds prior to being able to forward funds or cheques to holders and such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.

(3)

The Trustee is authorized by the Corporation to make payments of interest and principal to Holders, by electronic funds transfer, upon the request of such Holder and the reasonable and documented Trustee’s fees in respect thereof will be for the account of the Holder.

(4)

If a Debenture or a portion thereof is called or presented for conversion or purchase, repurchase or redemption and the payment date is subsequent to a Payment Record Date but prior to the related Interest Payment Date, interest accrued on such Debenture will be paid upon presentation and surrender of such Debenture to the Corporate Trust Office up to but excluding the payment date.

(5)

Subject to the foregoing provisions of this section, each Debenture delivered upon the transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debenture.

Section 2.11	Rank

The Debentures certified and issued under this Indenture rank pari passu with one another.

Section 2.12	Register and Transfer

(1)

The Corporation shall cause to be kept by and at the principal office of the Trustee in Calgary, Alberta and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Debentures and particulars of the Debentures held by them respectively and of all transfers of Debentures. Such registration shall be noted on any Certificated Debentures by the Trustee or other registrar unless a new Certificated Debenture shall be issued upon such transfer. If the Trustee is not the registrar, the Corporation shall furnish, or cause the registrar to furnish, to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders.

(2)

No transfer of any Debenture shall be valid unless entered on the register referred to in Section 2.12, and upon surrender of any Certificated Debentures together with a duly executed form of transfer acceptable to the Trustee, or in the case of Uncertificated Debentures in accordance with the procedures prescribed by the Depositary and, if applicable, upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe. In the case of Certificated Debentures, the Trustee shall rely on the Form of Assignment in the form included in Schedule 2.2 signed by the transferor without further enquiry. Transfers within the systems of CDS are not the responsibility of the Trustee and will not be noted on the register maintained by the Trustee, provided however that the full position of Debentures held by or through CDS shall at all times appear on the register.

(3)

None of the Corporation, the Trustee or any agent of the Trustee will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Uncertificated Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

Section 2.13	Certificated Debentures; Transfers and Exchanges

(1)

Every Debenture (and all securities issued in exchange therefor or in substitution thereof) and any Common Shares issuable upon conversion of such Debenture (with appropriate modifications) shall bear the appropriate legend and be subject to the restrictions on transfer as set forth therein. Any Certificated Debenture issued to a transferee upon transfers contemplated by Section 2.12 shall bear the appropriate legends, as required by applicable Securities Laws, as set forth in Section 2.25 and Section 2.26.

(2)

The Trustee shall not register a transfer of a Certificated Debenture unless the transferor has complied with all Applicable Securities Laws and provided the Trustee with the Debenture and the Form of Assignment, in the form included in Schedule 2.2, stating that the transfer is being made, and the offer of the securities being transferred was made pursuant to, and in compliance with, Rule 144, Rule 144A or Rule 904 of Regulation S or an exemption from registration under the U.S. Securities Act. Notwithstanding the forgoing, the Trustee shall not register any transfer being made under Regulation S if the Trustee has reason to believe that the transferee is a Person in the United States or a U.S. Person or is acquiring the Debentures evidenced thereby for the account or benefit of a Person in the United States or a U.S. Person.

Section 2.14	Uncertificated Debentures; Transfers and Exchanges

(1)

Notwithstanding any other provision of this Indenture, Uncertificated Debentures may be transferred in the following circumstances and Certificated Debentures may be issued to Beneficial Holders in the following circumstances or as otherwise specified in a resolution of the Board of Directors, Officers’ Certificate, or supplemental indenture:

(a)

Uncertificated Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(b)

Uncertificated Debentures may be transferred at any time after the Depository for such Uncertificated Debentures (i) has notified the Trustee, or the Corporation has notified the Trustee, that it is unwilling or unable to continue as Depository for such Uncertificated Debentures, or (ii) ceases to be eligible to be a Depository, provided that at the time of such transfer the Corporation has not appointed a successor Depository for such Uncertificated Debentures;

(c)

Uncertificated Debentures may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the NCI in respect of such Uncertificated Debentures and has communicated such determination to the Trustee in writing;

(d)

Uncertificated Debentures may be transferred at any time after an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as Uncertificated Debentures, provided that Beneficial Holders representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures of such series advise the Depository in writing, through the Depository Participants, that the continuation of the NCI for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Trustee has not waived the Event of Default pursuant to Section 6.3 and Section 12.3;

(e)	Uncertificated Debentures may be transferred or exchanged for Certificated Debentures at any time after a Depository has determined, in its sole discretion, that such transfer or exchange is required to effect conversion and/or redemption rights in accordance with the terms hereof and has communicated such determination to the Trustee in writing;

(f)	Uncertificated Debentures may be transferred if required by Applicable Law;

(g)	Uncertificated Debentures may be transferred at any time after the NCI ceases to exist; or

(h)

if requested by a Beneficial Holder and provided that such transfer or exchange for Certificated Debentures is permitted by Applicable Law and conducted in accordance with any procedures required under the NCI, following which Certificated Debentures shall be issued to the beneficial owners of such Debentures or their nominees, as directed by the Holder. The Corporation shall provide an Officer’s Certificate giving notice to the Trustee of the occurrence of any event outlined in this Section 2.14.

(2)	With respect to the Uncertificated Debentures, unless and until Certificated Debentures have been issued to Beneficial Holders pursuant to Section 2.14(1), Section 2.8 shall continue to apply.

Section 2.15	Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off, compensation or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

Section 2.16	No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

Section 2.17	Registers Open for Inspection

The registers referred to in Section 2.12 shall be open for inspection by the Corporation, the Trustee or any Debentureholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation or by the Trustee, in writing, furnish the Corporation or the Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount of the Debentures held by each such holder.

Section 2.18	Exchanges of Debentures

(1)

Subject to Section 2.13 and Section 2.19, Certificated Debentures in any authorized form or denomination, may be exchanged for Certificated Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Certificated Debentures so exchanged.

(2)

In respect of exchanges of Certificated Debentures permitted by Section 2.18(1), Certificated Debentures of any series may be exchanged only at the principal office of the Trustee in the city of Calgary, Alberta or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the

Corporation with the approval of the Trustee. Any Certificated Debentures tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall Authenticate all Certificated Debentures necessary to carry out exchanges as aforesaid. All Certificated Debentures surrendered for exchange shall be cancelled.

(3)

Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

(4)

Transfers of beneficial ownership of any Uncertificated Debenture will be effected only (i) with respect to the interest of a Depositary Participant, through records maintained by the Depositary or its nominee for such Debentures, and (ii) with respect to the interest of any Person other than a Participant through records maintained by Depositary Participants.

Section 2.19	Closing of Registers

(1)

Neither the Corporation nor the Trustee nor any registrar shall be required to make transfers or exchanges of or convert any Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days.

(2)

Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for any series of Debentures, other than those kept at the principal office of the Trustee in Calgary, Alberta, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

Section 2.20	Ownership of Debentures

(1)

Unless otherwise required by Applicable Law, the Person in whose name any registered Debenture is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

(2)

The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off, compensation or counterclaim between the Corporation and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(3)

Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof shall be paid to the order of all such holders, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(4)

In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may, upon the delivery of such reasonable requirements as the Trustee may prescribe, be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

Section 2.21	Taxes

(1)

Any payments made by or on behalf of the Corporation under or with respect to the Debentures will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge, excluding, in respect of a Holder or Beneficial Holder, branch profits taxes, franchise taxes and taxes imposed on net income or capital (collectively, “Taxes”), unless the Corporation or any other payor is required to withhold or deduct Taxes by Applicable Law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Corporation or any other payor of any amount under or in respect of any amount under or in respect to the Debentures (including any amount paid in respect of proceeds of disposition of the Debentures to a Debentureholder) is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debentures, in respect of any payment by the Corporation the Trustee will make such withholding or deduction and will remit the full amount withheld or deducted to the relevant Governmental Authority as and when required by Applicable Law.

Section 2.22	Cancellation of Debentures

(1)

All Debentures surrendered for payment of the final amount required to be paid thereon, or that have been surrendered to the Trustee for registration of exchange or transfer or surrendered in connection with a conversion or purchase by the Corporation in accordance with the terms of this Indenture, shall be promptly cancelled by the Trustee on receipt. The Trustee shall give prompt written notice to the Corporation of the particulars of any Debentures cancelled by it upon its request for this information, and the Corporation shall pay the Trustee’s reasonable fees in connection therewith.

(2)

The Corporation may, in its discretion at any time, deliver to the Trustee for cancellation any Debentures which the Corporation has purchased as provided for in this Indenture, and all such Debentures so delivered shall be cancelled by the Trustee.

(3)

All Debentures which have been cancelled by the Trustee shall be destroyed by the Trustee in accordance with its standard practices, and the Trustee shall furnish to the Corporation a destruction certificate setting forth the numbers and denominations of the Debentures so destroyed.

Section 2.23	Mutilated, Lost, Stolen or Destroyed Debentures

(1)

If any Debenture has been mutilated or defaced or has or has been alleged to have been lost, stolen or destroyed, then, on application by the applicable Holder to the Trustee, the Corporation may, in its discretion, execute, and upon such execution the Trustee shall certify and deliver, a new Debenture of the same date and amount as the defaced, mutilated, lost, stolen or destroyed Debenture in exchange for and in place of the defaced or mutilated Debenture, and in lieu of and in substitution for the lost, stolen or destroyed Debenture. Notwithstanding the foregoing, no Debenture shall be delivered as a replacement for any Debenture which has been mutilated or defaced otherwise than upon surrender of the mutilated or defaced Debenture, and no Debenture shall be delivered as a replacement for any Debenture which has been lost, stolen or destroyed unless the applicant for the replacement Debenture has furnished to the Corporation and the Trustee evidence, satisfactory in form and substance to the Corporation and the Trustee, of its ownership of, and of such loss, theft or destruction of, such Debenture and has provided such a surety bond and indemnity to the Corporation and the Trustee in amount, form and substance satisfactory to each of them. Any instructions by the Corporation to the Trustee under this section shall include such indemnity for the protection of the Trustee as the Trustee may reasonably require.

(2)

If any mutilated, defaced, lost, stolen or destroyed Debenture has become or is about to become due and payable, the Corporation, in its discretion, may, instead of executing a replacement Debenture, pay to the Holder thereof the full amount outstanding on such mutilated, defaced, lost, stolen or destroyed Debenture.

(3)

Upon the issuance of a replacement Debenture, the Corporation may require the applicant for such replacement Debenture to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Trustee and the Corporation) connected with such issuance.

(4)

Each replacement Debenture shall bear a unique serial number and legend, if applicable, and be in a form otherwise identical to the Debenture it replaces and shall be entitled to the benefits of this Indenture to the same extent and in the same manner as the Debenture it replaces.

(5)

Unless the Corporation instructs otherwise, the Trustee shall, in accordance with its practice, destroy each mutilated or defaced Debenture surrendered to and cancelled by it and in respect of which a replacement Debenture has been delivered or moneys have been paid and shall, as soon as reasonably practicable, furnish to the Corporation, upon its receipt of a written request, a certificate as to such destruction specifying in numerical sequence the serial numbers of the Debentures so destroyed..

Section 2.24	Access to Lists of Holders

(1)	The register of Debentureholders maintained by the Trustee will, at all reasonable times during the regular business hours of the Trustee, be open for inspection by the Corporation.

(2)

If any Beneficial Holder or group of Beneficial Holders, or such one or more Holders as may be permitted by Applicable Law (in each case, the “Applicants”) apply to the Trustee (with a copy to the Corporation), then the Trustee, after having been funded and indemnified to its reasonable satisfaction by such Applicants for its related costs and expenses, shall afford or shall cause the Corporation to afford the Applicants, access during normal business hours to the most recent list of Debentureholders within 10 Business Days after the receipt of such application by the Trustee. Such list shall be as of a date no more than 10 days (or such other date as may be mandated by Applicable Law) prior to the date of receipt of the Applicants’ request.

Section 2.25	Canadian Legend on the Debentures and Common Shares and Warrants

The certificates or other instruments representing the Debentures, and the stock certificates representing any Common Shares and Warrants issued upon conversion of such Debentures, (if issued prior to the expiration of the applicable hold periods), if any, will bear the following legend in accordance with Applicable Securities Legislation:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE].”

provided that if, at any time, in the opinion of counsel to the Corporation, such legend is no longer necessary or advisable under Applicable Securities Laws, or the holder of any such legended certificate, at the holder’s expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such legend is not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

Section 2.26	US Legend on Debentures

Each certificate representing Debentures that are originally issued to a U.S. Purchaser that is a U.S. Accredited Investor, or any certificate representing Debentures issued in exchange or substitution thereof, shall be issued as Certificated Debentures, and the stock certificates resenting any Common Shares issued upon conversion of such Debentures, if any, unless otherwise determined by the Corporation, will bear the following legends or such variations thereof as the Corporation may prescribe from time to time (the “U.S. Legend”):

“THE SECURITIES REPRESENTED HEREBY [for the Debentures add: AND THE SECURITIES ISSUABLE PURSUANT HERETO] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF CLS HOLDINGS, USA INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”) AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (E) ABOVE THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

provided, that if the Debentures are listed on a Recognized Stock Exchange and are being sold outside of the United States in accordance with Rule 904 of Regulation S at a time when the Corporation is a "foreign issuer" as defined in Rule 902 of Regulation S, the first paragraph of the legend language appearing above may be removed by providing a duly completed and signed declaration to the Trustee in the form set forth in Schedule 2.26 hereto (or as the Corporation may from time to time prescribe) and, if required by the Trustee or the Corporation, an opinion of counsel of recognized standing satisfactory to the Corporation, acting reasonably, that the paragraphs of the legend language appearing above is no longer required under the applicable requirements of the U.S. Securities Act or U.S. state securities laws;

and provided further, that if the Debentures are not listed on a Recognized Stock Exchange and are being sold outside of the United States in accordance with Rule 904 of Regulation S at a time when the Corporation is a "foreign issuer" as defined in Rule 902 of Regulation S, the first paragraph of the legend set forth above may be removed by delivery to the Corporation of an opinion of counsel of the holder of such securities if requested by the Corporation or the Trustee, and such other documentation as the Corporation or the Trustee may reasonably request;

and provided further, that if any Debentures are being sold to a purchaser in the United States in accordance with Rule 144 under the U.S. Securities Act, the first paragraph of the legend set forth above may be removed by delivery to the Trustee and the Corporation of an opinion of counsel of recognized standing, satisfactory to the Corporation, acting reasonably, to the effect that the paragraphs of the legend set forth above is no longer required under applicable requirements of the U.S. Securities Act or U.S. state securities laws.

Article 3
REPURCHASE AND CANCELLATION OF DEBENTURES

Section 3.1	Repurchase of Debentures at Option of the Holder upon a Change of Control

(1)	If a Change of Control occurs prior to the Maturity Date, the Corporation shall make an offer to the Debentureholders to:

(a)

repurchase for cash all or such portion of the Debentures of such Holders equal to $1,000 principal amount (or an integral multiple thereof) which are Outstanding immediately prior to such Change of Control, at a price equal to 105% of the principal amount of the Debentures then Outstanding plus any accrued and unpaid interest thereon (the “Change of Control Repurchase Price”) on the Change of Control Repurchase Date (the “Repayment Offer”); or

(b)

if as a result of the Change of Control there is or will be a Successor Entity, subject to Applicable Law, exchange all or such portion of the Debentures of such Holders equal to $1,000 principal amount (or an integral multiple thereof) which are Outstanding immediately prior to such Change of Control into debentures of the Successor Entity (the “Exchanged Debentures”), with each $1,000 principal amount (or an integral multiple thereof) being exchanged for unsecured convertible debentures of the Successor Entity with a principal amount of $1,000 with interest, payment and maturity provisions that are economically equivalent to the Debentures (the “Exchange Offer” and together with the Repayment Offer, the “Change of Control Offer”).

(2)

As promptly as practicable following the date on which the Corporation announces the Change of Control, but in no event less than 30 days prior to the anticipated date of completion of a Change of Control, the Corporation shall mail a written notice of the Change of Control to the Trustee and to each Holder (and to beneficial Holders as required by Applicable Securities Laws) (the “Change of Control Notice”). The Change of Control Notice shall include the form of a Change of Control Repurchase Notice (as defined below) to be completed by the Holder and shall state the Change of Control Offer and the following: (i) the events causing such Change of Control; (ii) the date (or expected date) of such Change of Control; (iii) the last date by which the Change of Control Repurchase Notice must be delivered to elect an option pursuant to this Section 3.1; (iv) the Change of Control Repurchase Date; (v) the Change of Control Repurchase Price; (vi) the Holder’s right to require the Corporation to purchase all or a portion of the Debentures or to exchange such Debentures for Exchanged Debentures pursuant to the Change of Control Offer; (vii) the name and address of the Trustee; (viii) the procedures that the Holder must follow to exercise rights under this Section 3.1; and (ix) the procedures that the Holder must follow to withdraw a Change of Control Notice.

At the Corporation’s request, the Trustee shall give such Change of Control Notice in the Corporation’s name, at the Corporation’s expense, and within the notice period set out above; provided, that, in all cases, the text of such Change of Control Notice shall be prepared by the Corporation.

(3)

A Holder may exercise its rights specified in this Section 3.1 upon delivery of a written notice and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Uncertificated Debenture, may be delivered electronically or by other means in accordance with the Depository’s applicable procedures) of the exercise of such rights (a “Change of Control Repurchase Notice”) to the Corporation or the Trustee at any time prior to the close of business on the Business Day next preceding the Change of Control Repurchase Date, subject to extension to comply with Applicable Laws.

(4)

The Change of Control Repurchase Notice shall state: (i) the certificate number of the Debenture which the Holder will deliver to be purchased or exchanged (or, if the Debenture is in Uncertificated Debenture form, any other items required to comply with the applicable procedures), (ii) the portion of the principal amount of the Debenture which the Holder will deliver to be purchased or exchanged, in integral multiples of $1,000, and (iii) that such Debenture shall be purchased or exchanged as of the Change of Control Repurchase Date pursuant to the terms and conditions specified in the Debentures and in this Indenture.

(5)

The delivery of a Debenture for which a Change of Control Repurchase Notice has been timely delivered to the Trustee and not validly withdrawn prior to, on or after the Change of Control Repurchase Date (together with all necessary endorsements) at the office of the Trustee shall be a condition to the receipt by the Holder of the Change of Control Repurchase Price or Exchanged Debenturess therefor.

(6)

The Corporation shall only be obliged to purchase or exchange, pursuant to this Section 3.1 a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture).

(7)

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee the Change of Control Repurchase Notice contemplated by this Section 3.1 shall have the right to withdraw such Change of Control Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof, at any time prior to the close of business on the Business Day prior to the Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Trustee in accordance with the procedures set out in the Change of Control Notice or, if not set out therein, then in accordance with this Section 3.1(7).

(8)	The Trustee shall promptly notify the Corporation of the receipt by it of any Change of Control Repurchase Notice or written withdrawal thereof.

(9)

Anything herein to the contrary notwithstanding, in the case of Uncertificated Debentures, any Change of Control Repurchase Notice may be delivered or withdrawn and such securities may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depository as in effect from time to time.

(10)

Upon receipt by the Trustee of a properly completed Change of Control Repurchase Notice from a Holder, the Holder of the Debenture in respect of which such Change of Control Repurchase Notice was given shall (unless such Change of Control Repurchase Notice is withdrawn as specified in Section 3.1(11)), thereafter be entitled to receive the Change of Control Repurchase Price or Exchanged Debenturess, as the case may be, with respect to such Debenture, subject to there being no Event of Default then occurring including a continuation thereof (other than a default in the payment of the Change of Control Repurchase Price). The Change of Control Repurchase Price shall be paid or the Exchanged Debenturess issued to such Holder promptly following the later of (i) the Change of Control Repurchase Date and (ii) the time of delivery of such Debenture to the Trustee by the Holder thereof in the manner required by this Section 3.1.

(11)

A Change of Control Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Uncertificated Debentures, may be delivered electronically or by other means in accordance with the applicable procedures of the Depository) of withdrawal delivered by the Holder to the Trustee at any time prior to the close of business on the Business Day immediately prior to the Change of Control Repurchase Date, specifying (1) the principal amount of the Debenture or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof), with respect to which such notice of withdrawal is being submitted, (2) if Certificated Debentures have been issued, the certificate number of the Debentures being withdrawn in whole or in withdrawable part (or if the Debentures are not Uncertificated Debentures, such written notice must comply with the applicable procedures of the Depository) and (3) the portion of the principal amount of the Debentures that will remain subject to the Change of Control Repurchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.

(12)

On or before 12:00 p.m. (Toronto time) on the Business Day following the applicable Change of Control Repurchase Date, the Corporation shall deposit with the Trustee an amount of money (in immediately available funds if deposited on or after such Change of Control Repurchase Date), sufficient to pay the aggregate Change of Control Repurchase Price of all the Debentures or portions thereof that are to be purchased as of such Change of Control Repurchase Date.

(13)

If a Trustee holds, in accordance with the terms hereof, money sufficient to pay the Change of Control Repurchase Price of any Debenture for which a Change of Control Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Business Day following the applicable Change of Control Repurchase Date, such Debenture will cease to be outstanding, whether or not the Debenture is delivered to the Trustee, and interest shall cease to accrue, and the rights of the Holder in respect of the Debenture shall terminate (other than the right to receive the Change of Control Repurchase Price as aforesaid). The Corporation shall publicly announce the principal amount of Debentures repurchased on or as soon as practicable after the Change of Control Repurchase Date.

(14)	The Trustee will promptly return to the respective Holders thereof any Debentures with respect to which a Change of Control Repurchase Notice has been withdrawn in compliance with this Indenture.

(15)

If a Change of Control Repurchase Date falls after a Payment Record Date and on or before the related Interest Payment Date, then interest on the Debentures payable on such Interest Payment Date will be payable to the Holders in whose names the Debentures are registered at the close of business on such Payment Record Date.

(16)

Notwithstanding anything in this Section 3.1 to the contrary, the Corporation shall be entitled to withdraw the Change of Control Notice and, upon Written Order of the Corporation, the notice of Change of Control provided by the Trustee in accordance with Section 3.1(1) in the event that the anticipated Change of Control is terminated or does not occur. In such event, no Debentures shall be purchased hereunder and the Corporation shall be entitled to the return of any funds deposited as contemplated in Section 3.1(12) and any Debentures delivered by the Holders thereof to the Trustee shall be returned to such Holders.

Section 3.2	Optional Redemption of Outstanding Debentures after Change of Control Repurchase Date

(1)

Notwithstanding Section 3.1, if 90% or more of the principal amount of all of the Debentures then Outstanding on the date of the Change of Control Notice have been tendered and redeemed or exchanged pursuant to a Change of Control Offer, the Corporation shall have the right, at its option, at any time within 30 days of the Change of Control Repurchase Date of such Change of Control Offer, to elect to redeem all, but not less than all, of the remaining Debentures that are then Outstanding, on a date which shall be not more than 30 days and not less than 10 days after a notice of redemption of the Debentures pursuant to this Indenture given by the Corporation to the Trustee and the Holders (for the purposes of this Section 3.2, the "Redemption Notice"), at a redemption price equal to the Change of Control Repurchase Price (for the purposes of this Section 3.2, the "Redemption Price") of such Repayment Offer; provided that the accrued and unpaid interest thereon, if any, shall be calculated up to but excluding the date fixed for redemption (for the purposes of this Section 3.2, the "Redemption Date") set out in such Redemption Notice. Upon the giving of such Redemption Notice pursuant to this Section 3.4, the Maturity Date of the Debentures will be deemed to be the stated Redemption Date.

(2)

Upon a Redemption Notice being given in accordance with this Section 3.2, the Redemption Price shall be and become due and payable on the Redemption Date specified in such Redemption Notice and with the same effect as if it were the Maturity Date of such Debentures, the provisions hereof or of any such Debentures notwithstanding, and, from and after such Redemption Date and the deposit of the Redemption Price with the Trustee, interest shall cease and the Debenture shall cease to be Outstanding, whether or not the Debenture is delivered to the Trustee. Thereafter, all other rights of the Holder will terminate, other than the right to receive the Redemption Price payable in respect of such Debentures upon presentation for surrender of such Debentures at the office of the Trustee, on or after the Redemption Date.

(3)

Upon the Debentures being called for redemption as provided for in this Section 3.2, the Corporation shall deposit with the Trustee or for the account of the Trustee, at least one Business Day prior to the Redemption Date specified in the Redemption Notice, such sums as are sufficient to pay the Redemption Price of the Debentures. From the sums so deposited, the Trustee shall pay or cause to be paid to the Holders, upon surrender of the Debentures, the Redemption Price thereof.

Section 3.3	Purchase of Debentures

Provided that no Event of Default has occurred and is continuing, the Corporation may at any time and from time to time purchase all or any of the Debentures in the market (which shall include purchase from or through an investment dealer or a firm holding membership on a Recognized Stock Exchange) or by tender or by private contract, at any price, subject to compliance with Applicable Securities Laws and the provisions of this Indenture. Debentures so purchased by the Corporation shall be submitted to the Trustee for cancellation in accordance with Section 3.1. If an Event of Default has occurred and is continuing, the Corporation will not have the right to purchase any Debentures except as permitted by this Indenture.

If, upon an invitation for tenders, more Debentures than the Corporation is prepared to accept are tendered at the same lowest price, the Debentures to be purchased by the Corporation will be selected by the Trustee on a pro rata basis or in such other manner (which may include selection by lot, random selection by computer or any other method) as the Trustee may determine acting reasonably and in consultation with the Corporation and in accordance with Applicable Securities Laws, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Trustee may make, and may from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more such Debentures becomes subject to purchase in part only. The Holder of any Debenture of which a part only is purchased upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, a replacement Debenture for and evidencing the same obligation as the unpurchased part so surrendered, and the Trustee shall certify and deliver such replacement Debenture upon receipt of the Debenture so surrendered.

Section 3.4	Debentures Purchased in Part

Any Debenture that is to be purchased only in part pursuant to this Article 3 shall be surrendered at the office of the Trustee, and promptly after the date of such purchase, the Corporation shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered that is not purchased.

Section 3.5	Compliance with Applicable Securities Law upon Purchase of Debentures

In connection with any offer to purchase Debentures under this Article 3, the Corporation shall comply with all Applicable Securities Laws in connection with such offer to purchase or purchase of Debentures, all so as to permit the rights of the Holders and obligations of the Corporation under this Article 3 to be exercised in the time and in the manner specified therein. To the extent that compliance with any Applicable Securities Laws would result in a conflict with any of the terms thereof, this Indenture is hereby modified to the extent required for the Corporation to comply with such Applicable Securities Laws.

Section 3.6	Repayment to the Corporation

To the extent that the aggregate amount of cash deposited by the Corporation pursuant to the provisions of this Article 3 exceeds the aggregate purchase, repurchase or redemption amount or portions thereof that the Corporation is obligated to purchase, repurchase or redeem then the Trustee shall return any such excess cash to the Corporation as soon as practicable following the completion of the applicable requirements hereunder.

Section 3.7	Cancellation of Purchased Debentures

All Debentures purchased or redeemed in whole or in part pursuant to this Article 3 shall be forthwith delivered to and cancelled by the Trustee and may not be reissued or resold and no Debentures shall be issued in substitution therefor.

Article 4
CONVERSION OF DEBENTURES

Section 4.1	Right to Convert

(1)

Upon and subject to the provisions and conditions of this Article 4, the Holder of each Debenture shall have the right at such Holder’s option, at any time prior to the close of business on the earlier of (i) the Business Day immediately preceding the Maturity Date of the Debentures; and (ii) if the Debentures are called for redemption by notice to the holders of Debentures pursuant to this Article 4, on the Business Day immediately preceding the date specified by the Corporation for redemption of the Debentures (the earlier of which will be the “Time of Expiry” in respect of the Debentures), to convert any part, being $1,000 or an integral multiple thereof, of the principal amount of a Debenture into Units at the Conversion Price in effect on the Date of Conversion. To the extent a redemption is a redemption in part only of the Debentures, such right to convert, if not exercised prior to the applicable Time of Expiry, shall survive as to any Debentures not redeemed or converted and be applicable to the next succeeding Time of Expiry.

(2)

Except as provided below, no adjustment in the number of Units to be issued upon conversion will be made for dividends or distributions on Common Shares comprising the Units issuable upon conversion, the record date for the payment of which precedes the date upon which the holder becomes a holder of Common Shares in accordance with Article 4. No fractional Common Shares or Warrants will be issued, any fraction of a Common Share or Warrant that would otherwise be issued will be rounded down to the nearest whole number and Holders will receive a cash payment in satisfaction of any fractional interest based on the Current Market Price as of the Date of Conversion. The Conversion Price applicable to, and the Common Shares and Warrants comprising the Units, securities or other property receivable on the conversion of, the Debentures is subject to adjustment pursuant to the provisions of Section 4.5. All adjustments to the exercise price of the Warrants comprising part of the Units and issuable upon the conversion of the Debentures shall be made in accordance with the terms and conditions of the Warrant Indenture whether or not the Warrants have been issued upon the conversion of the Debentures.

(3)

Holders converting Debentures will receive, in addition to the applicable number of Units, accrued and unpaid interest in respect of the Debentures surrendered for conversion up to but excluding the Date of Conversion from, and including, the most recent Interest Payment Date in accordance with Section 4.4(5).

(4)

Notwithstanding any other provisions of this Indenture, if a Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days, the Person or persons entitled to receive Units in respect of the Debenture so surrendered for conversion shall not become the holder or holders of record of such Common Shares and Warrants comprising the Units until the Business Day following such Interest Payment Date.

(5)

The issuance of the Common Shares and Warrants comprising the Units upon conversion of the Debentures will be issued pursuant to exemptions from registration under Section 3(a)(9) of the U.S. Securities Act and applicable state securities laws. The Warrants may not be exercised in the United States or by, or for the account or benefit of, any U.S. Person or person in the United States unless an exemption from the registration requirements under the U.S. Securities Act and applicable state securities laws is available at the time of such exercise.

Section 4.2	Notice of Expiry of Conversion Privilege

Notice of the expiry of the conversion privileges of the Debentures shall be given by or on behalf of the Corporation, not more than 60 days and not less than 40 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 11.2.

Section 4.3	Revival of Right to Convert

If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such

Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

Section 4.4	Manner of Exercise of Right to Convert

(1)

The holder of a Debenture desiring to convert such Debenture in whole or in part into Units shall surrender such Debenture to the Trustee at its principal office in the City of Calgary, Alberta together with the conversion notice attached to the Debenture certificate set out in Schedule 2.2 or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article; provided that with respect to Uncertificated Debentures, the obligation to surrender a Debenture to the Trustee shall be satisfied if the Trustee is provided with all documentation which it may request. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 4.1 and Section 4.4(2)) as the holder of the number of Common Shares and Warrants comprising the Units into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Corporation shall electronically deposit the Common Shares and Warrants comprising the Units as directed by the Debentureholder or deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares and Warrants comprising the Units and make or cause to be made any payment of interest to which such holder is entitled in accordance with Section 4.4(5).

(2)

For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date (herein called the “Date of Conversion”) on which it is so surrendered when the register of the Trustee is open and in accordance with the provisions of this Article or, in the case of Uncertificated Debentures which the Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Trustee at its principal office specified in Section 4.4(1); provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares or Warrants is closed, the Person or Persons entitled to receive Common Shares and Warrants shall become the holder or holders of record of such Common Shares and Warrants as at the date on which such registers are next reopened.

(3)

Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

(4)

The holder of any Debenture of which only a part is converted shall, upon the exercise of his, her or its right of conversion surrender such Debenture to the Trustee in accordance with Section 4.4(1), and the Trustee shall cancel the same and shall without charge forthwith Authenticate and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered. It is understood and agreed by the parties hereto that, unless the Trustee is otherwise in a position to perform electronic conversions, in every instance where Uncertificated Debentures held through the NCI are to be converted in whole or in part, such Debentures being converted shall not be represented by Certificated Debentures, and it shall be sufficient for the Trustee to convert such

Debentures upon receiving either the attached exercise form executed by the Depository or an NCI Letter of Instruction in a form agreed upon by the Trustee and the Depository, or such other form that they may require from time to time.

(5)

The holder of a Debenture surrendered for conversion in accordance with this Section 4.4 shall be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures of any series) to receive accrued and unpaid interest in respect thereof from the date of the last Interest Payment Date up to but excluding the Date of Conversion (less applicable withholding taxes, if any), and the Common Shares comprising the Units issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to Section 4.4(2), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

Section 4.5	Mandatory Conversion

(1)

At any time following the date that is 4 months and one day following the Issue Date, the Corporation may force the conversion of the principal amount of the then Outstanding Debentures at the Conversion Price on not less than 30 days’ notice (the “Mandatory Conversion Notice”) to the Holders in accordance with Section 11.2 and the Trustee and concurrently issuing a press release should the VWAP of the Common Shares be greater than $1.20 for any 10 consecutive trading days.

(2)

The Mandatory Conversion Notice shall contain the date (the “Mandatory Conversion Date”) on which the Outstanding Debentures shall be deemed to be surrendered for conversion; provided that the Mandatory Conversion Date shall be a date on which the register of the Trustee is open.

(3)

On the Mandatory Conversion Date, the Trustee shall cancel the Outstanding Debentures held by the Debentureholders. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his or her nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Mandatory Conversion Date, as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Corporation shall electronically deposit the Common Shares in the name of the Debentureholder or deliver to such Debentureholder a certificate or certificates for such Common Shares pursuant to the terms of this Indenture and make or cause to be made any payment of interest to which such holder is entitled in accordance with Section 4.5(4).

(4)

The holder of a Debenture converted in accordance with Section 4.5 shall be entitled to receive accrued and unpaid interest in respect thereof from the date of the last Interest Payment Date up to but excluding the Mandatory Conversion Date (less applicable withholding taxes, if any), and the Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Mandatory Conversion Date, from which date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

Section 4.6	Adjustment of Conversion Price

Subject to the requirements of the OTCQB and the CSE (or any other Recognized Stock Exchange on which the Common Shares are then listed), the Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a)

If and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide, redivide or change the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares or securities convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than cash dividends or distributions for which an adjustment would be made under Section 4.6(b)) (a “Common Share Reorganization”), the Conversion Price in effect on the date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Conversion Price in effect immediately prior to such record date by a fraction: (1) the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date, assuming in any case where such securities are not then convertible or exchangeable but subsequently become so, that they were convertible or exchangeable on the record date on the basis upon which they first become convertible or exchangeable); and (2) the numerator of which shall be the number of Common Shares outstanding on such record date before giving effect to such Common Share Reorganization. Such adjustment shall be made successively whenever any event referred to in this Section 4.6 shall occur. Any such issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Common Shares under subsections (c) and (d) of this Section 4.6.

(b)

If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the payment of a cash dividend or distribution to the holders of all or substantially all of the outstanding Common Shares in respect of any applicable period, the Conversion Price shall be adjusted immediately after such record date so that it shall be equal to the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the denominator shall be the Current Market Price per Common Share on such record date and of which the numerator shall be the Current Market Price per Common Share on such record date minus the amount in cash per Common Share distributed to holders of Common Shares. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such cash dividend or distribution is not paid, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

(c)

If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

(d)

If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 4.6(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Corporation with or into any other Person or other entity or acquisition of the Corporation or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person (other than a direct or indirect Wholly-Owned Subsidiary of the Corporation) or other entity or a liquidation, dissolution or winding-up of the Corporation, any holder of a Debenture who has not exercised its right of conversion prior to the date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares and Warrants comprising the Units then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the date of this Indenture, as the case may be, the holder had been the registered holder of the number of Common Shares and Warrants comprising the Units sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the Board of Directors, to give effect to or to evidence the provisions of this Section 4.6(d), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any cash, shares or other securities or property to which a holder of Debentures is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this Section 4.6(d) shall be a supplemental indenture entered into pursuant to the provisions of Section 12.4. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.6(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, share exchanges, acquisitions, combinations, sales or conveyances.

(e)

If the Corporation shall make a distribution to all holders of Common Shares of shares in the capital of the Corporation, other than Common Shares, or evidences of indebtedness or other assets of the Corporation, including securities (but excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 4.6(c), and (y) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.6(b)(the “Distributed Securities”), then in each such case (unless the Corporation distributes such Distributed Securities to the holders of Debentures on such dividend or distribution date (as if each holder had converted such Debenture into Common Shares immediately preceding the record date with respect to such distribution)) the Conversion Price in effect immediately preceding the ex-distribution date fixed for the dividend or distribution shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately preceding such ex-distribution date by a fraction of which the denominator shall be the VWAP for the Common Shares for the five consecutive trading days immediately prior to the ex-distribution date and of which the numerator shall be the VWAP for the Common Shares for the first five consecutive trading days that occur immediately following the ex-distribution date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective five Business Days immediately following the ex-distribution date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the securities distributed by the Corporation to all holders of its Common Shares consist of capital stock of, or similar equity interests in, a Subsidiary or other business of the Corporation (the “Spinoff Securities”), the Conversion Price shall be adjusted, unless the Corporation makes an equivalent distribution to the holders of Debentures, so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the sum of: (A) the VWAP for the Common Shares for the 20 consecutive trading day period (the “Spinoff Valuation Period”) commencing on and including the fifth trading day after the date on which ex-dividend trading commences for such distribution on the CSE, or such other national or regional exchange or market on which the Common Shares are then listed or quoted and (B) the product of: (i) the weighted average trading price (calculated in substantially the same way as the Current Market Price is calculated for the Common Shares) over the Spinoff Valuation Period of the Spinoff Securities or, if no such prices are available, the Fair Market Value of the Spinoff Securities (which determination shall be conclusive and shall be evidenced by an

Officer’s Certificate delivered to the Trustee) multiplied by (ii) the number of Spinoff Securities distributed in respect of one Common Share and the numerator of which shall be the VWAP for the Common Shares for the Spinoff Valuation Period, such adjustment to become effective immediately preceding the opening of business on the 25th trading day after the date on which ex-dividend trading commences; provided, however, that the Corporation may in lieu of the foregoing adjustment elect to make adequate provision so that each holder of Debentures shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such holder of Debentures would have received if such Debentures had been converted on the record date with respect to such distribution.

(f)

If any issuer bid made by the Corporation or any of its Subsidiaries for all or any portion of Common Shares shall expire, then, if the issuer bid shall require the payment to shareholders of consideration per Common Share having a Fair Market Value (determined as provided below) that exceeds the Current Market Price per Common Share on the last date (the “Expiration Date”) tenders could have been made pursuant to such issuer bid (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately preceding the close of business on the Expiration Date by a fraction of which: (i) the denominator shall be the sum of (A) the Fair Market Value of the aggregate consideration (which determination shall be conclusive evidence of such Fair Market Value and which shall be evidenced by an Officer’s Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Common Shares validly tendered and not withdrawn as of the Expiration Time (the Common Shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Common Shares”) and (B) the product of the number of Common Shares outstanding (less any Purchased Common Shares and excluding any Common Shares held in the treasury of the Corporation) at the Expiration Time and the Current Market Price per Common Share on the Expiration Date and (ii) the numerator of which shall be the product of the number of Common Shares outstanding (including Purchased Common Shares but excluding any Common Shares held in the treasury of the Corporation) at the Expiration Time multiplied by the Current Market Price per Common Share on the Expiration Date, such increase to become effective immediately preceding the opening of business on the day following the Expiration Date. In the event that the Corporation is obligated to purchase Common Shares pursuant to any such issuer bid, but the Corporation is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of Common Shares actually purchased, if any. If the application of this clause (f) of Section 4.6 to any issuer bid would result in a decrease in the Conversion Price, no adjustment shall be made for such issuer bid under this clause (f).

(g)

In any case in which this Section 4.6 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares and Warrants comprising the Units issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares and

Warrants comprising the Units upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares and Warrants comprising the Units declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 4.6(e), have become the holder of record of such additional Common Shares pursuant to Section 4.4(2).

(h)

The adjustments provided for in this Section 4.6 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 4.6(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(i)	For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Corporation shall not be counted.

(j)

In the event of any question arising with respect to the adjustments provided in this Section 4.6, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee, and the Debentureholders.

(k)

In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 4.6, which in the opinion of the Board of Directors, would materially affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the Board of Directors, as the Board of Directors, in their sole discretion acting reasonably and in good faith may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(l)

No adjustment in the Conversion Price shall be made in respect of any event described in Section 4.6(a), Section 4.6(b), Section 4.6(c), Section 4.6(e), Section 4.6(f) other than the events described in Section 4.6(a)(i) or Section 4.6(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the date of this Indenture or record date, as the case may be, of such event.

(m)

Except as stated above in this Section 4.6, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Common Shares at less than the Current Market Price for such Common Shares on the date of issuance or the then applicable Conversion Price.

(n)

Notwithstanding any provision in this Indenture, no adjustment pursuant to this Section 4.6 shall be effective unless a corresponding adjustment is made to the Debentures if required in order to maintain the economic equivalency of the Debentures and the Debentures and to maintain the pari passu nature of the Debentures and the Debentures set out in Section 2.11.

Section 4.7	No Requirement to Issue Fractional Common Shares or Warrants

The Corporation shall not be required to issue fractional Common Shares or Warrants upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares or Warrants issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share or Warrant would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, any fraction of a Common Share or Warrant that would otherwise be issued will be rounded down to the nearest whole number and the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price.

Section 4.8	Corporation to Reserve Common Shares and Warrants

The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares and Warrants (if the number thereof is or becomes limited), solely for the purpose of issue upon conversion of Debentures as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares and Warrants as shall then be issuable upon the conversion of all Outstanding Debentures. The Corporation covenants with the Trustee that all Common Shares and Warrants which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

Section 4.9	Cancellation of Converted Debentures

Subject to the provisions of Section 4.4 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and no Debenture shall be issued in substitution for those converted.

Section 4.10	Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.6, deliver an Officer’s Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 4.3 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.

Section 4.11	Notice of Special Matters

The Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 11.2, of its intention to fix a record date for any event referred to Section 4.6(a), Section 4.6(b), Section 4.6(c), or Section 4.6(e) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the date of this Indenture for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 7 days in each case prior to such applicable record date.

In addition, the Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 11.2, at least 30 days prior to the: (i) date of this Indenture of any transaction referred to in Section 4.6(d) stating the consideration into which the Debentures will be convertible after the date of this Indenture of such transaction; and (ii) Expiration Date of any transaction referred to in Section 4.6(f) stating the consideration paid per Common Share in such transaction.

Section 4.12	Protection of Trustee

Subject to Section 8.1, the Trustee:

(a)

shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)

shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the fact or the correctness of any such adjustment, and shall be protected in acting and relying upon, an Officers’ Certificate and Opinion of Counsel with respect thereto;

(c)

shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, Warrants or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(d)

shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares, Warrants or share or warrant certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.

Section 4.13	U.S. Legends on Common Shares

Each certificate representing Common Shares and Warrants comprising the Units issued upon conversion of Debentures bearing the U.S. Legend (or in lieu of cash as interest thereon) shall have imprinted or otherwise reproduced thereon the U.S. Legend with appropriate adjustments.

Section 4.14	Canadian Private Placement Legend on Common Shares and Warrants

Each certificate representing Common Shares and Warrants comprising the Units issued upon conversion of Debentures (or in lieu of cash as interest thereon), shall have imprinted or otherwise reproduced thereon such legend or legends substantially in the following form, unless not required by Applicable Securities Laws in order to permit the holder to freely trade such Common Shares and Warrants:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE].”

provided that if, at any time, in the opinion of counsel to the Corporation, such legend is no longer necessary or advisable under Applicable Securities Laws, or the holder of any such legended certificate, at the holder’s expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such legend is not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

Article 5
COVENANTS

As long as any Debentures remain outstanding, the Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Holders of the then Outstanding Debentures, as follows (unless and for so long as the Corporation and/or one or more of its Subsidiaries are the only Holders (or Beneficial Holders) of the Outstanding Debentures, in which case the following provisions of this Article 5 shall not apply):

Section 5.1	Payment of Principal, Premium and Interest

The Corporation shall duly and punctually pay, or cause to be paid, to every Debentureholder the principal of (and premium, if any), and interest on the Debentures of which it is a Holder in accordance with their terms and the terms of this Indenture.

Section 5.2	Existence; Books of Account

The Corporation shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect the corporate, partnership or other legal existence, as applicable, and the corporate, partnership or other legal power and capacity, as applicable, of the Corporation to own its properties and assets. The Corporation covenants and agrees that it will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with GAAP.

Section 5.3	Change of Name

The Corporation shall not change its name or change any location of the jurisdiction of incorporation or formation, the registered office, principal place of business or chief executive office of any of them without providing at least 30 Business Days advance notice to the Trustee.

Section 5.4	Notice of Default

The Corporation shall promptly notify the Trustee upon becoming aware of the occurrence of any Default or Event of Default by delivering to the Trustee an Officer's Certificate specifying such Default or Event of Default together with a statement of an officer of the Corporation setting forth details of such Default or Event of Default and the action which has been, or is proposed to be, taken with respect thereto.

Section 5.5	Compliance Certificate

The Corporation shall deliver to the Trustee within 120 days after the end of each Fiscal Year (and at any other reasonable time upon demand by the Trustee) beginning with the Fiscal Year ending December 31, 2018 an Officer’s Certificate stating that a review of the Corporation’s activities during the preceding fiscal year has been made under the supervision of the signing Responsible Officer of the Corporation with a view to determining whether the Corporation has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to the Responsible Officer of the Corporation signing such certificate, whether to the best of such officer’s knowledge the Corporation during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in this Indenture, and that in the course of the performance by the signer of its duties as an officer of the Corporation it would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If the Responsible Officer of the Corporation does know of any Default, the certificate shall describe the Default, its status and what action the Corporation is taking or proposes to take with respect thereto.

Section 5.6	Securities Laws

The Corporation shall:

(a)

take all reasonable steps and actions and do all such acts and things as may be required to: (i) as long as it meets the minimum listing requirements of such institutions, maintain the listing and posting for trading of the Common Shares on a Recognized Stock Exchange and (ii) maintain its status as a reporting issuer or equivalent in good standing or equivalent under the Applicable Securities Laws in each of the Jurisdictions; and

(b)

at the relevant times and upon exercise of the relevant rights or elections, comply and take all measures necessary to comply at all times with Applicable Securities Laws including, without limitation, make application for any order, ruling, registration or filing or give any notice required under Applicable Securities Laws;

provided that this Section 5.6 shall not prohibit the Corporation from completing a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Corporation ceases to be a "distributing corporation" (within the meaning of the Business Corporations Act (Ontario);

The Trustee shall have no obligation to verify information relating to the Corporation’s compliance with this Section 6.5 and may act and rely upon all information provided by the Corporation with respect to such compliance, without independent inquiry.

Section 5.7	Compliance with Applicable Laws

The Corporation shall comply with the requirements of all Applicable Laws, except for U.S. Marijuana Laws, where any non-compliance with such Applicable Laws, except for U.S. Marijuana Laws, would have a Material Adverse Effect.

Section 5.8	Conduct of Business

The Corporation shall do or cause to be done all things reasonably required to carry on its business in a commercially reasonable manner in accordance with normal industry standards and Applicable Law, other than with respect to U.S. Marijuana Laws.

Section 5.9	No Distribution on Shares if Event of Default

The Corporation shall not declare or pay any distribution to the holders of its issued and outstanding shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

Section 5.10	Payment of Trustee’s Remuneration

The Corporation will pay on demand the Trustee’s reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all moneys which shall have been paid by the Trustee out of its own funds in and about the execution of the trusts hereby created. The said remuneration shall continue to be payable until the trusts hereof are finally wound up and whether or not the trusts of this Indenture shall be in course of administration by or under the direction of the court. This Section 5.10 shall survive the resignation of the Trustee or the termination of this Agreement. Notwithstanding the foregoing, the Corporation need not pay or reimburse the Trustee for expenses, disbursements or advances if the Trustee incurred such expenses, disbursements or advances as a result of its bad faith, wilful misconduct or gross negligence of a right, duty or obligation by the Trustee.

Section 5.11	Further Instruments and Acts

Upon reasonable request of the Trustee, the Corporation will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture. Without limiting the generality of the foregoing, at any time the Corporation is not listed on a Recognized Stock Exchange, the Corporation shall, so long as any of the Debentures or any Common Shares issuable upon conversion of thereof will at such time constitute “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Debentures or Common Shares issuable upon conversion of such Debentures the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act to facilitate the resale of such Debentures or Common Shares pursuant to Rule 144A.

Section 5.12	Performance of Covenant by Trustee

If the Corporation fails to perform any of its covenants contained in this Indenture, the Trustee may itself perform any of such covenants capable of being performed by it, but will be under no obligation to do so. All sums expended or advanced by the Trustee for such purpose will be repayable as provided in Section 5.9 of this Indenture. No such performance or advance by the Trustee shall relieve the Corporation of any default hereunder or its continuing obligations hereunder.

Section 5.13	Permits

The Corporation shall maintain all Permits and other agreements or contracts in good standing except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.13 shall not prohibit the Corporation from selling, pledging, granting a security interest in or otherwise encumbering any Permits.

Section 5.14	Compliance with Material Agreements

The Corporation shall comply in all respects and perform its obligations under all leases (whether real or personal property), and contracts and agreements to which it is a party or by which it is bound if the non-compliance or non-performance of obligations thereunder could be expected to have a Material Adverse Effect.

Section 5.15	Taxes

The Corporation shall pay or cause to be paid, when due, all Taxes imposed upon them or upon their income, sales, capital or profit or any property belonging to them unless any such Tax is contested by them in good faith by appropriate proceedings with adequate provision or reserve, where required by GAAP, and to withhold, collect and remit when due all payroll and withholding taxes, and to collect and remit any harmonized sales, value added, goods and services, sales or similar tax.

Section 5.16	Information

The Corporation shall ensure that all information, that in each case is furnished or made available to the Trustee or the Debentureholders by or on behalf of the Corporation is, or shall be, when furnished, true and correct in all material respects as of the date thereof or, if no such date is specified, then as of the date delivered to the Trustee and/or the Debentureholders, as applicable, and does not, or shall not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement contained therein not misleading in light of the circumstances under which such statements are made.

Article 6
EVENTS OF DEFAULT AND REMEDIES

Section 6.1	Events of Default and Enforcement

(1)	If and when any one or more of the following events (herein called an “Event of Default”) shall happen on or after the date of this Indenture, namely:

(a)	a default in payment of any principal amount or the Change of Control Repurchase Price with respect to the Debentures, when the same becomes due and payable;

(b)	a default in payment of interest on any Debentures when due and payable and the continuance of such default for 10 days;

(c)

a default by the Corporation in performing or observing any other covenants, agreements or obligations of the Corporation as described herein, and the continuance of such default for 30 days after the earlier of the Corporation becoming aware of same and written notice to the Corporation by the Trustee or by the Holders of not less than 25% in principal amount of Outstanding Debentures requiring the same to be remedied;

(d)	the failure to make a Change of Control Offer upon the occurrence of a Change of Control;

(e)

a decree, judgment, or order by a court having jurisdiction in the premises shall have been entered adjudging the Corporation bankrupt or insolvent or approving as properly filed a petition seeking reorganization, readjustment, arrangement composition or similar relief for the Corporation, under the Bankruptcy and Insolvency Act (Canada), Companies’ Creditors Arrangement Act (Canada) or any other similar bankruptcy, insolvency or analogous applicable law to include proceedings in desastre and/or the grant of a preliminary vesting order in saisie proceedings, in each case and such decree, judgment or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, administrator, controller or trustee or assignee in bankruptcy or insolvency of the Corporation or of a substantial part of its property, or for the winding up or liquidation of its affairs, shall have remained in force for a period of 30 consecutive days;

(f)

the Corporation shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the Bankruptcy and Insolvency Act (Canada), Companies’ Creditors Arrangement Act (Canada) or any other similar bankruptcy, insolvency or analogous applicable law or shall consent to the filing or any such petition in each case, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable, or admit in writing its inability, to pay its debts generally as they become due, or corporate action shall be taken by the Corporation in furtherance of any of the aforesaid actions;

(g)

if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 10.1 are duly observed and performed; or

(h)

if any judgment or court order for the payment of money in excess of $500,000 in the aggregate (or the equivalent amount in any other currency) is rendered against the Corporation that is not discharged in accordance with its terms or in respect of which such cash collateral or other security satisfactory to the Trustee in the amount of the judgment or court order has not been deposited with the Trustee to be set aside to pay such judgment or court order;

then, and in each and every such case which has happened and is continuing (other than an Event of Default specified in clause (e) or (f) above), the Trustee may, in its discretion, and shall, upon the written request of the holders of, collectively, not less than 25% in principal amount of the Outstanding Debentures at such time, declare the principal of (and premium, if any) together with accrued interest on all such Debentures to be due and payable immediately, by a Notice in writing to the Corporation (and to the Trustee if given by the Holders), and upon any such declaration such principal amount and premium, if any, together with accrued interest thereon, shall become immediately due and payable. If the Trustee fails to notify in writing the Corporation pursuant to the terms hereof, the Debentureholders having provided the written request to the Trustee may do so. If an Event of Default specified in clause (e) or (f) occurs, then the principal of (and premium, if any) together with accrued interest on all Outstanding Debentures shall immediately become due and payable without delivery of any Notice or other act on the part of either the Trustee of any Holder.

Section 6.2	Notice of Event of Default

The Trustee shall, within five Business Days after the Trustee becomes aware of the occurrence of an Event of Default, give to the Holders by way of written Notice, Notice of every Event of Default so occurring and continuing at the time the Notice is given to the Holders. When a Notice of the occurrence of an Event of Default is given by the Trustee pursuant to this Section 6.2 and the Event of Default is thereafter cured, the Trustee shall, within 5 Business Days after the Corporation provides written Notice to the Trustee that the Event of Default has been cured and is no longer outstanding, give to all Holders to whom Notice of the occurrence of the Event of Default was given, Notice that the Event of Default is no longer outstanding.

Section 6.3	Waiver of Default

(1)

The holders of, collectively, more than 50% in aggregate principal amount of the Outstanding Debentures, may on behalf of the Holders of all Debentures, by written Notice to the Trustee approved by an instrument in writing signed in one or more counterparts by such Holders or their duly appointed proxies or agents, instruct the Trustee to waive any past Default or Event of Default hereunder and its consequences, except a Default:

(a)	in the payment of the principal of (or premium, if any) or interest on any Debentures; or

(b)	in respect of a covenant or provision hereof that under Section 12.2 cannot be modified or amended without approval by Extraordinary Resolution.

(2)

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.4	Waiver of Acceleration

At any time after a declaration of acceleration with respect to the Debentures has been made pursuant to this Article 6 and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of, collectively, more than 50% in aggregate principal amount of Outstanding Debentures by written Notice to the Trustee approved by an instrument in writing signed in one or more counterparts by such holders or their duly appointed proxies or agents, may instruct the Trustee to thereupon rescind and annul such declaration and its consequences if:

(a)	the Corporation has paid or deposited with the Trustee a sum sufficient to pay:

(i)	all overdue interest on all Debentures;

(ii)

the principal of or Change of Control Repurchase Price, as applicable (and premium, if any on), any of the Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefore in such Debentures; and

(iii)	to the extent that payment of such interest is lawful and applicable, interest upon overdue instalments of interest at the rate or rates prescribed therefor in such Debentures;

(b)

all Events of Default with respect to the Debentures, other than the non-payment of the principal of (and premium, if any), and interest on, such Debentures which have become due solely by such declaration of acceleration, have been cured or waived in accordance with the provisions of this Indenture; and

(c)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.5	Other Remedies

(1)     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (and premium, if any) or interest on Debentures or to enforce the performance of any terms of the Debentures or this Indenture.

(2)     the Trustee may maintain a Proceeding even if it does not possess any Debentures or does not produce any of them in the Proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

Section 6.6	Application of Money Collected

Any money collected by the Trustee pursuant to this Article 6 in respect of Debentures shall (subject to any claims having priority under Applicable Law) be applied in the following order, at the dates fixed by the Trustee and, in case of the distribution of such money on account of principal of (and premium, if any) or interest, upon presentation of Debentures and the notation thereon of the payment (if only partially paid) and upon surrender thereof (if fully paid):

(a)

first, to the payment of all amounts due to the Trustee of its compensation, costs, charges, expenses, borrowing, advances or other moneys furnished or provided under this Indenture with respect to such Debentures;

(b)	second, to the payment of accrued interest on such Debentures;

(c)	third, to the payment of the principal of (and premium, if any) on such Debentures;

(d)	fourth, to the payment of any other amounts with respect to such Debentures; and

(e)	fifth, to whomever may be lawfully entitled to receive the balance of such money.

Section 6.7	Control by Holders

(1)	The Holders of, collectively, at least a majority in principal amount of the Outstanding Debentures may:

(a)

direct the time, method and place in the Province of Ontario of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Debentures; and

(b)	take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of Debentures under any provisions of this Indenture or under Applicable Law.

(2)	the Trustee may refuse, however, to follow any direction that Counsel to the Trustee advises conflicts with Applicable Law or this Indenture.

Section 6.8	Limitation on Suits

(1)

No Holder of any Debenture will have any right to pursue any remedy (including any action, suit or proceeding authorized or permitted by this Indenture or pursuant to Applicable Law, except actions for payment of overdue principal, premium, if any, or interest with respect to this Indenture or the Debentures unless: (i) the Holder gives to the Trustee notice of a continuing Event of Default; (ii) the holders of, collectively, at least 25% in principal amount of the then Outstanding Debentures make a request in writing to the Trustee to pursue the remedy; (iii) such Holder or Holders offer or provide to the Trustee sufficient funding and indemnity in form satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 30 days after receipt of such request and indemnity; and (v) during such 30-day period the Holders of, collectively, a majority in principal amount of Outstanding Debentures do not give the Trustee a direction inconsistent with the request.

(2)	Holders may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.9	Collection Suit by Trustee

If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee against the Corporation for the whole amount of principal (and premium, if any) and interest remaining unpaid on the Debentures and any other amounts owing under the terms of this Indenture.

Section 6.10	Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders lodged or allowed in any judicial proceedings relative to the Corporation, its creditors or its property.

Section 6.11	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defences made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.8, or a suit by any Holder, group of Holders, of, collectively, more than 50% in aggregate principal amount of the Outstanding Debentures.

Section 6.12	Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.13	Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee or upon or to the Holders is intended to be exclusive of any other remedy, but each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or statute.

Section 6.14	Judgment Against the Corporation

The Corporation covenants and agrees with the Trustee that, in case of any Proceeding to obtain judgment for payment of the principal of, premium, if any, or interest, if any, on the Debentures, judgment may be rendered against it in favour of the Holders or in favour of the Trustee, as holder of a power of attorney for the Holders, for the amount which may remain due in respect of the Debentures and the interest and premium, if any, thereon.

Section 6.15	Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of the principal amount and interest, if any, in respect of the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures and this Indenture (whether upon repurchase or otherwise), and to bring suit for the enforcement of any such payment on or after such respective due dates is, subject to compliance with the provisions of Section 6.8, absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Article 7
SATISFACTION AND DISCHARGE

Section 7.1	Non-Presentation of Debentures

If any Debentureholder fails to present any Debentures for payment on the date on which the principal of, premium, if any, or interest thereon, becomes payable, whether on a payment date, Maturity Date or any other repayment date, or shall not accept payment on account thereof and give such receipt therefore, if any, as the Trustee may require:

(a)	the Corporation shall thereafter be entitled to pay or deliver to the Trustee and direct the Trustee to set aside; or

(b)	in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall thereafter be entitled to direct the Trustee to set aside;

the principal of, premium, if any, and interest on such Holder’s Debentures, in trust to be paid to such Debentureholder upon due presentation or surrender of such Debentures in accordance with the provisions of this Indenture; and thereupon the principal of, premium, if any, and interest payable on each Debenture in respect whereof such moneys have been set aside shall be deemed to have been paid and the

Holder thereof shall thereafter have no right in respect thereof except to receive delivery and payment of the moneys so set aside by the Trustee upon due presentation and surrender thereof, subject to the provisions of Section 2.4.

Section 7.2	Discharge

The Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, premium, if any, and interest on (including interest on amounts in default, if any) all of the Debentures and all other moneys payable hereunder have been paid or satisfied or that, all of the Debentures having matured, payment of the principal of, premium, if any, and interest (including interest on amounts in default, if any) on such Debentures and all other moneys payable hereunder have been duly and effectually provided for in accordance with the provisions hereof.

Article 8
CONCERNING THE TRUSTEE

Section 8.1	Duties of Trustee

In the exercise of its rights, duties and obligations prescribed or conferred by this Indenture, the Trustee shall act honestly and in good faith and shall exercise that degree of care, diligence and skill that a reasonably prudent corporate trustee would exercise in comparable circumstances. Subject to the foregoing, the Trustee shall be liable only for an act or failure to act arising from or in connection with dishonesty, bad faith, wilful misconduct, gross negligence or reckless disregard of a right, duty or obligation by the Trustee. The Trustee shall not be liable for any act or default on the part of any agent employed by it or for permitting any agent or co-trustee to receive and retain any moneys payable to the Trustee under this Indenture, except as aforesaid.

Section 8.2	Employ Agents

The Trustee may, but is not required to employ (at the expense of the Corporation) such Counsel, agents and other assistants as it may reasonably require for the proper determination and discharge of its duties under this Indenture, and shall not be responsible for any negligence or misconduct on the part of any such Counsel, agent or other assistant or for any liability incurred by any Person as a result of not employing such Counsel, agent or other assistant, and may pay reasonable remuneration for all services performed for it with respect to this Indenture, and shall be entitled to receive reimbursement for all reasonable disbursements, costs, liabilities and expenses made or incurred by it with respect to this Indenture. All such disbursements, costs, liabilities and expenses in relation to this Indenture and all expenses incidental to the preparation, execution, creation and issuance of the Debentures, whether done or incurred at the request of the Trustee or the Corporation, shall bear interest at the posted annual rate of interest charged by the Trustee from time to time to its corporate trust customers from the date which is 30 days following receipt by the Corporation of an invoice from the Trustee with respect to such expenses until the date of reimbursement and shall (together with such interest) be paid by the Corporation immediately upon receipt of such invoice.

Section 8.3	Reliance on Evidence of Compliance

In the exercise of its rights, duties and obligations under this Indenture, the Trustee may, if it is acting in good faith, act and rely, as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, Opinions of Counsel, reports, directions, orders, certificates and Officer’s Certificates of the Corporation required by the Trustee to be furnished to it in the exercise of its rights, duties and obligations under this Indenture, if the Trustee examines such statutory declarations, Opinions of Counsel, reports, directions, orders, certificates or Officer’s Certificates of the Corporation and determines that they indicate compliance with the applicable requirements of this Indenture.

Section 8.4	Advice of Experts

The Trustee may act or not act and rely or not rely, and shall be protected in acting or not acting and relying or not relying in good faith, on the opinion, advice or information (including the Opinion of Counsel) obtained from any counsel, auditor, valuator, engineer, surveyor or other expert, whether obtained by the Trustee or by the Corporation in relation to any matter arising in the administration of the trusts hereof and the Trustee shall not be responsible for any misconduct on the part of any of them or for any loss occasioned by so acting unless such action was taken in bad faith or such action constitutes negligence or wilful misconduct, and, if acting in good faith, may rely as to the truth of the statements and the accuracy of the opinions expressed in any report or opinion furnished by such Person and may obtain such assistance as may be necessary to the proper determination and discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid, including the disbursements of any legal or other advisor or assistants.

Section 8.5	Trustee May Deal in Debentures

In its personal capacity or any other capacity, the Trustee, and each Affiliate of the Trustee, may buy, sell, lend upon, become a pledgee of and deal in the Debentures and generally contract and enter into financial transactions with the Corporation and any Affiliate of the Corporation without being liable to account for any profits made thereby.

Section 8.6	Conditions Precedent to Trustee’s Obligation to Act

(1)

The Trustee shall not be bound to give any notice, or to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations imposed under this Indenture or to supervise or interfere with any of the activities of the Corporation, or to do or take any act, action or Proceeding by virtue of the powers conferred on it by this Indenture, unless and until it shall have been required to do so under the terms of this Indenture; nor shall the Trustee be required to take notice of any Default or Event of Default, other than in payment of any moneys required by this Indenture to be paid to the Trustee, unless and until notified in writing of such Default or Event of Default by the Corporation or by any Holder, which notice shall distinctly specify such Default or Event of Default, and in the absence of any such notice the Trustee may conclusively assume that no Default or Event of Default has occurred. Any such notice or requisition shall in no way limit any discretion given to the Trustee in this Indenture to determine whether or not to take action with respect to any Default or Event of default or with respect to any such requisition.

(2)

The obligation of the Trustee to do any of the actions referred to in Section 8.6(1), including to commence or to continue any Proceeding or any right of the Trustee or the Holders, shall be conditional upon the Holders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such action and an indemnity satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities which may result from such action and any loss and damage the Trustee may suffer by reason of such action.

Section 8.7	Trustee Not Required to Give Security

The Trustee shall not be required to grant any Lien or give security for its conduct or administration under this Indenture.

Section 8.8	Resignation or Removal of Trustee; Conflict of Interest

(1)

The Trustee represents and warrants to the Corporation that at the time of the execution and delivery of this Indenture no material conflict of interest exists with respect to the Trustee’s role as a fiduciary hereunder.

(2)

The Trustee may resign as trustee hereunder by giving not less than 60 days notice in writing to the Corporation or such shorter notice as the Corporation may accept as sufficient. The Trustee shall resign if a material conflict of interest arises with respect to its role as trustee under this Indenture that is not eliminated within 90 days after the Trustee becomes aware of such conflict of interest. Immediately after the Trustee becomes aware that it has a material conflict of interest it shall provide the Corporation with written notice of the nature of that conflict. Upon any such resignation, the Trustee shall be discharged from all further duties and liabilities under this Indenture. None of the validity and enforceability of this Indenture or the Debentures shall be affected in any manner whatsoever by reason only of the existence of a material conflict of interest on the part of the Trustee (whether arising prior to or after the date of this Indenture). If the Trustee does not comply with this section, any Holder or the Corporation may apply to the Ontario Superior Court of Justice sitting in Toronto for an order that the Trustee be replaced as trustee under this Indenture.

(3)

In the event of the Trustee resigning or being removed by the Holders by Extraordinary Resolution or by the Corporation or being dissolved, becoming insolvent or bankrupt, going into liquidation or otherwise becoming incapable of acting as trustee under this Indenture, the Corporation shall immediately appoint a successor Trustee unless a successor Trustee has already been appointed by the Holders; failing such appointment by the Corporation, the retiring Trustee or any other Holder may apply, at the expense of the Corporation, to a judge of the Ontario Superior Court of Justice sitting in Toronto, on such notice as such judge may direct, for the appointment of a successor Trustee. The successor Trustee so appointed by the Corporation or by such court shall be subject to removal by the Holders by way of an Act of Holders. Any successor Trustee appointed under any provision of this section shall be a corporation authorized to carry on the business of a trust company in Alberta or Canada. On any appointment of the successor Trustee, the successor Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Indenture as Trustee. The expenses of all acts, documents and Proceedings required under this section will be paid by the Corporation in the same manner as if the amount thereof were fees payable to the Trustee under this Indenture.

(4)

Any successor Trustee shall, immediately upon appointment, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the trusts under this Indenture, with like effect as if originally named as Trustee hereunder. Nevertheless, upon the written request of the successor Trustee or of the Corporation and upon payment of all outstanding fees and expenses, the Trustee ceasing to act shall execute and deliver a document assigning and transferring to such successor Trustee, upon the trusts expressed in this Indenture, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property (including money) held by such Trustee to the successor Trustee in its place. Should any deed, conveyance or other document in writing from the Corporation be required by any successor Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and other documents in writing shall, on the request of the successor Trustee, be made, executed, acknowledged and delivered by the Corporation.

(5)	Any corporation into which the Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Trustee is a party shall be a successor Trustee under this Indenture without the execution of any document or any further act; provided that such successor Trustee is a corporation qualified to carry on the business of a trust company in Canada or any province thereof and in the United States, and shall not have a material conflict of interest in its role as a fiduciary under this Indenture.

Section 8.9	Authority to Carry on Business; Resignation

The Trustee represents and warrants to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in Alberta. If the Trustee ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the Debentures issued hereunder shall not be affected in any manner by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in Canada or a province thereof, either become so authorized or resign in the manner and with the effect specified in Section 8.8.

Section 8.10	Protection of Trustee

By way of supplement to any Applicable Law from time to time relating to trustees and in addition to any other provision of this Indenture for the relief of the Trustee, it is expressly agreed that:

(a)

the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representations and warranties contained in Section 8.1 and Section 8.11 which are being given by the Trustee in its personal capacity) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)

the Trustee shall not be bound to give to any Person notice of the execution of this Indenture unless and until an Event of Default and declaration of acceleration has occurred, and the Trustee has determined or become obliged to enforce the same;

(c)

the Trustee shall not incur any liability or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants contained in this Indenture or of any acts of the agents or servants of the Corporation;

(d)

in addition to and without limiting any other protection of the Trustee hereunder, or otherwise by the law,      the Corporation indemnifies and saves harmless the Trustee and its officers, directors and employees and agents from and against any and all liabilities, losses, costs, claims, actions, expenses (including legal fees and disbursements on a solicitor and client basis) or demands whatsoever which may be brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Trustee contemplated by this Indenture, and including legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee, save only in the event of the gross negligence or reckless disregard in acting or failing to act, or the wilful misconduct, dishonesty or bad faith of the Trustee. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation or removal of the Trustee;

(e)

without limiting the generality of (d), the Corporation will indemnify and hold harmless the Trustee and upon written request reimburse the Trustee for the amount of (i) any taxes levied or imposed and paid by the Trustee as a result of payments made under or with respect to the Debentures, (ii) any liability (including penalties and interest) arising therefrom or with respect thereto paid by the Trustee as a result of payments made under or with respect to the Debentures and (iii) any taxes levied or imposed and paid by the Trustee with respect to reimbursement under clauses (i) and (ii) of this Section 8.10(e), but excluding any taxes on the Trustee’s net income arising from fees for acting as the trustee hereunder or in respect of the Trustee’s capital.

(f)

the Trustee may, in the exercise of all or any of the trusts, powers and discretion vested in it under this Indenture, act by the responsible officers of the Trustee; the Trustee may delegate to any Person the performance of any of the trusts and powers vested in it by this Indenture, and any delegation may be made upon such terms and conditions and subject to such regulations as the Trustee may think to be in the best interest of the Holders;

(g)

the Trustee shall not be required to take notice or be deemed to have notice or actual knowledge of any matter under this Indenture, unless the Trustee shall have received from the Corporation or a Holder written notice stating the matter in respect of which the Trustee should have notice or actual knowledge; and

(h)

the Trustee shall not be responsible for any error made or act done by it resulting from reliance upon the signature of any Person on behalf of the Corporation or of any Person on whose signature the Trustee may be called upon to act or refrain from acting under this Indenture.

Section 8.11	Additional Representations and Warranties of Trustee

The Trustee represents and warrants to the Corporation that:

(a)	the Trustee is a trust company validly existing under the laws of its jurisdiction of incorporation;

(b)

the Trustee has full power, authority and right to execute and deliver and perform its obligations under this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and

(c)	this Indenture has been duly executed and delivered by the Trustee.

Section 8.12	Third Party Interests

The Corporation hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture for or to the credit of the Corporation, either: (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

Section 8.13	Trustee Not Bound to Act

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, acting reasonably, determines that such act might cause it to be in non- compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-

money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation provided: (i) that the Trustee’s written notice shall describe the circumstances of such non-compliance to the extent permitted under applicable anti-money laundering or anti-terrorist legislation, regulations or guidelines; and (ii) that if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

Section 8.14	Compliance with Privacy Laws

The parties acknowledge that certain Applicable Laws addressing the protection of individuals’ personal information (collectively, the “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, no party to this Indenture shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

Article 9
MEETINGS OF DEBENTUREHOLDERS

Section 9.1	Purposes for Which Meetings May be Called

A meeting of Debentureholders may be called at any time and from time to time pursuant to this Article to make, give or take any Act provided by this Indenture to be made, given or taken by Debentureholders.

Section 9.2	Call, Notice and Place of Meetings

(1)

The Trustee may at any time and from time to time and shall, on receipt of a Corporation Request or a requisition in writing made by the Holders of, collectively, at least 25% in principal amount of the Outstanding Debentures, call a meeting of Debentureholders for any purpose specified in Section 9.1, to be held at such time and at such place in the City of Toronto, Province of Ontario, as the Trustee shall determine. Notice of every meeting of Debentureholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 11.2, not less than 21 or more than 60 days prior to the date fixed for the meeting.

(2)

If at any time the Corporation, pursuant to a Board Resolution, or the Holders of, collectively, at least 25% in principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting of the Debentureholders for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 30 days after receipt of such request, funding and indemnity or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Corporation or the Debentureholders in the amount above specified, as the case may be, may determine the time and the place in the City of Toronto,

Province of Ontario, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in (1).

Section 9.3	Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders, and may sign written resolutions and other instruments in writing in lieu of a meeting as contemplated in Section 9.8, by an authorized representative. The Corporation with the approval of the Trustee may, from time to time, make and vary regulations as it shall think fit providing for and governing any or all the following matters for the purpose of enabling the Debentureholders to vote at any such meeting by proxy:

(a)

the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Debentureholder;

(b)

the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may in the notice convening the meeting, direct and the time, if before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)

the deposit of instruments appointing proxies at such approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic communication before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Section 9.4	Persons Entitled to Vote at Meetings

To be entitled to vote at any meeting of Debentureholders, a Person shall be: (a) a holder of one or more Outstanding Debentures; or (b) a Person appointed by an instrument in writing as proxy for a holder or holders of one or more Outstanding Debentures by such holder or holders. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its Counsel and any representatives of the Corporation and its Counsel.

Section 9.5	Quorum; Action

(1)

Persons entitled to vote 25% in principal amount of Outstanding Debentures, collectively, shall constitute a quorum for a meeting of Debentureholders. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Debentureholders, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, the Debentureholders present or represented at such adjourned meeting shall constitute the quorum and the business for which the meeting was adjourned may be transacted. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2(1), except that such notice need be given not less than five days prior to the date on which the meeting is scheduled to be reconvened.

(2)

Except as limited by Section 12.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of holders of, collectively, a majority in principal amount of the Debentures present or represented by proxy at such meeting or adjourned meeting; provided, however, that, except as limited by Section 12.2, any resolution with respect to any Act that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debentures may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the holders of such specified percentage in principal amount of Outstanding Debentures.

(3)

Any resolution passed or decision taken at any meeting of Debentureholders duly held in accordance with this Section 9.5 will be binding on all Debentureholders, whether or not present or represented at the meeting.

Section 9.6	Determination of Voting Rights Chairman; Conduct and Adjournment of Meetings

(1)

Notwithstanding any other provisions of this Indenture, the Trustee or the Corporation, with the approval of the Trustee, may make and from time to time may vary such reasonable regulations as it may deem advisable for any meeting of Debentureholders in regard to proof of the holding of Debentures and the appointment of proxies and in regard to the appointment and duties of scrutineers of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 1.12 and the appointment of any proxy shall be proved in the manner specified in Section 1.12.

(2)

The Trustee shall, by an instrument in writing, appoint a chairman and secretary of the meeting, unless the meeting shall have been called by the Corporation or by Debentureholders as provided in Section 1.12, in which case the Corporation or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a chairman and secretary.

(3)

At any meeting of Debentureholders, each Holder of a Debenture or proxy shall be entitled to one vote for each one thousand Dollars ($1,000) principal amount of Debentures held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture or proxy.

(4)

Any meeting of Debentureholders duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote, collectively, a majority in principal amount of Outstanding Debentures represented at the meeting and the meeting may be held as so adjourned without further notice.

Section 9.7	Counting Votes and Recording Action of Meetings

The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballots on which shall be inscribed the signatures of the Debentureholders or of their representatives by proxy and the principal amounts and serial numbers of Outstanding Debentures held or represented by them if such Debentures are not Uncertificated Debentures. The chairman of the meeting shall appoint a scrutineer of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the reports of the scrutineer of votes on any vote by ballot taken thereat.

Section 9.8	Instruments in Writing

All actions which may be taken and all powers which may be exercised by the Holders and holders of Series Debentures at a meeting held as hereinbefore in this Article 9 may also be taken and exercised (i) by the Holders of, collectively, a majority in principal amount of Outstanding Debentures by an instrument in writing signed in one or more counterparts by such Holders or their duly appointed proxies or agents with respect to resolutions which are not Extraordinary Resolutions and (ii) by the Holders of, collectively, not less than 66⅔% in principal amount of Outstanding Debentures by an instrument in writing signed in one or more counterparts by such Holders or their duly appointed proxies or agents with respect to resolutions which are Extraordinary Resolutions and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

Section 9.9	Holdings by the Corporation Disregarded

In determining whether Holders holding Debentures evidencing the required number of Debentures are present at a meeting of Holders for the purpose of determining a quorum or for the purpose of determining whether Holders have concurred in any consent, waiver, resolution or other action under this Indenture, the Debentures owned legally or beneficially by the Corporation shall be disregarded.

Section 9.10	Persons Entitled to Attend Meetings

The Corporation and the Trustee, by their respective directors, officers and employees, the auditors of the Corporation and the legal advisers of the Corporation, the Trustee or any Debentureholder may attend and speak at any meeting of the Debentureholders, but shall have no vote as such.

Section 9.11	Meaning of “Extraordinary Resolution”

(1)

The expression “Extraordinary Resolution” when used in this Indenture means, subject to the provisions of Section 9.8, and except as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of, collectively, not less than 25% of the aggregate principal amount of the Debentures then outstanding are present in Person or by proxy and passed by the favourable votes of the holders of, collectively, not less than 66⅔% of the aggregate principal amount of the Debentures present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(2)

If, at any such meeting, the holders of, collectively, not less than 25% of the aggregate principal amount of the Debentures then outstanding are not present in Person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 9.3. Such notice shall state that at the adjourned meeting the Debentureholders present in Person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in Person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of, collectively, not less than 66⅔% of the aggregate principal amount of the Debentures present or represented by proxy at the meeting and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of, collectively, not less than 25% in the aggregate principal amount of the Debentures then outstanding are not present in Person or by proxy at such adjourned meeting.

(3)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 9.12	Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

Article 10
AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE

Section 10.1	Amalgamation and Consolidations of Corporation and Conveyances Permitted Subject to Certain Conditions

The Corporation will not consolidate with, amalgamate or merge into any other Person or enter into any reorganization or arrangement or effect any conveyance, sale, transfer or lease of all or substantially all of its assets (any such transaction, a “Subject Transaction”), other than with or into one or more of the Corporation’s Wholly-Owned Subsidiaries and other than such transactions as are permitted under this Indenture, unless in any such case:

(a)

the Corporation shall be the continuing Person, or if not, in the case of a successor Person (or the Person that leases or that acquires by conveyance, sale or transfer all or substantially all of the assets of the Corporation) (such Person being referred to as the “Successor Entity”), such Successor Entity shall (in the case where it is a successor Person to the Corporation) (i) be organized and existing under the laws of Canada or of any province thereof, and (ii) expressly assume the due and punctual payment of the principal of, the premium, if any, and interest on all Outstanding Debentures, according to their tenor (or issue Exchanged Debentures pursuant to Article 3). Such Successor Entity shall in all instances expressly assume the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Corporation by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by the Successor Entity;

(b)

in the case where the Successor Entity is a successor Person to the Corporation, the Debentures will be valid and binding obligations of the Successor Entity entitling the Holders thereof, as against the Successor Entity, to all the rights of Debentureholders under this Indenture;

(c)	there shall not immediately after the date of this Indenture of the Subject Transaction be a Default or Event of Default; and

(d)

if the Corporation will not be the continuing Person, the Corporation shall have, at or prior to the date of this Indenture of the Subject Transaction delivered to the Trustee an Officer’s Certificate stating that the Subject Transaction complies with this Section 13.1 and, if a supplemental indenture is required in connection with the Subject Transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for and relating to the Subject Transaction have been complied with.

Upon the assumption of the Corporation’s obligations by the Successor Entity in such circumstances, the Corporation shall be discharged from all obligations under the Debentures and this Indenture. Although Subject Transactions are permitted under this Indenture subject to compliance with this Article 10, certain

Subject Transactions may constitute a Change of Control of the Corporation, permitting each Holder to require the Corporation to purchase the Debentures of such holder as provided in this Indenture.

Section 10.2	Rights and Duties of Successor Entity

(1)

In case of any Subject Transaction and upon any such assumption by the Successor Entity, such Successor Entity shall agree to be bound by the terms of this Indenture as principal obligor in place of the Corporation with the same effect as if it had been named herein as the Corporation. Such Successor Entity to the Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, any or all Debentures which theretofore shall not have been signed by the Corporation and delivered to the Trustee. All Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures have been issued at the date of the execution hereof.

(2)	In the case of any Subject Transaction, such changes in phraseology and form (but not in substance) may be made in Debentures thereafter to be issued as may be appropriate.

Article 11
NOTICES

Section 11.1	Notice to Corporation

Any Notice to the Corporation shall be in writing and shall be valid and effective if delivered, sent by electronic transmission (with receipt confirmed), or mailed to the Corporation, at:

CLS Holdings USA, Inc.

1810 E. Sahara Avenue, Suite 613

Las Vegas, NV

89104

With a copy to (which shall not constitute notice):

Cassels Brock & Blackwell LLP

Scotia Plaza, 40 King Street West
Suite 2100

Toronto, ON M5H 3C2

Attention:     Cam Mingay

Email:          cmingay@casselsbrock.com

and such Notice shall be deemed to have been received by the Corporation, where given by delivery, on the day of delivery, where sent by electronic transmission (with receipt confirmed), on the day of transmittal of such Notice if sent before 5:00 p.m. (Toronto time) on a Business Day and on the next succeeding Business Day if not sent before 5:00 p.m. (Toronto time) on a Business Day, and, where mailed, on the fifth Business Day following the mailing date, but only if sent by first class mail from a destination within Canada, or only by airmail, postage prepaid, if sent from a destination outside Canada. The Corporation may from time to time notify the Trustee of a change in address or electronic mail address by Notice given as provided in Section 11.3.

Section 11.2	Notice to Holders

(1)	Any Notice to Debentureholders may be effectively given if delivered, sent by electronic or facsimile transmission (with receipt confirmed), or mailed, in each case at the post office or electronic mail address appearing in the relevant register and such Notice shall be deemed to have been received by a Holder, where given by delivery, on the day of delivery, where sent by electronic or facsimile transmission (with receipt confirmed) on the day of transmittal of such Notice if sent before 5:00 p.m. (Toronto time) on a Business Day, and, where mailed, on the fifth Business Day following the mailing date.

(2)

If the regular mail service is suspended or for any other reason it shall be impracticable to give Notice to Debentureholders by mail, then such notification to Debentureholders may be given by the publication of the Notice once in a daily newspaper with national circulation in Canada or in any other manner approved by the Trustee, and it shall constitute sufficient Notice to such Holders for every purpose hereunder. In any case where Notice to Debentureholders is given by mail, neither the failure to mail such Notice nor any defect in any Notice so mailed to any particular Holder shall affect the sufficiency of such Notice with respect to other Debentureholders.

(3)

Any Notice sent to the Debentureholders as provided above shall be effective notwithstanding that any such Notice has accidentally or inadvertently not been delivered or mailed to one or more such Holders.

Section 11.3	Notice to Trustee

Any Notice to the Trustee shall be in writing and shall be valid and effective if delivered, sent by facsimile transmission (with receipt confirmed), or mailed to Odyssey Trust Company, at:

Odyssey Trust Company

Stock Exchange Tower

350 – 300 5th Ave SW

Calgary, Alberta, T2P 3C4

Attention:     Dan Sander

Email:          dsander@odysseytrust.com

and such Notice shall be deemed to have been received by Odyssey Trust Company, where given by delivery, on the day of delivery, where sent by electronic or facsimile transmission (with receipt confirmed), on the day of transmittal of such Notice if sent before 5:00 p.m. (Calgary time) on a Business Day and on the next succeeding Business Day if not sent before 5:00 p.m. (Calgary time) on a Business Day, and, where mailed, on the third Business Day following the mailing date. Odyssey Trust Company may from time to time notify the Corporation of a change in address or electronic mail address by Notice given as provided in Section 11.1.

Section 11.4	Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 11.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 11.3.

Article 12
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 12.1	Without Consent of Holders

The Corporation and the Trustee may amend or supplement this Indenture (including the form of Warrant Indenture prior to the execution thereof) or the Debentures without notice to or consent of any Debentureholder for the purpose of:

(a)	evidencing a successor to the Corporation and the assumption by that successor of the Corporation’s obligations under this Indenture and the Debentures;

(b)	complying with the requirements of the Canada Business Corporations Act or other Applicable Law that may be applicable to trust indentures;

(c)

evidence and provide for the acceptance of an appointment under the Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(d)	curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; or

(e)

making any other changes to this Indenture that do not adversely affect the interest of the Holders in any material respect, (and in the case of a change affecting the rights of the Trustee, with its consent).

Section 12.2	With Consent of Holders

(a)

Subject to Section 12.1 and except as otherwise provided in this Section 12.2, the Corporation and the Trustee may amend or supplement this Indenture or the Debentures with the approval of the Holders of, collectively, at least a majority in aggregate principal amount of the Debentures then outstanding. However, without approval thereof by Extraordinary Resolution, an amendment, supplement or waiver may not:

(i)	alter the manner of calculation or rate of accrual of interest on the Debentures or change the time of payment;

(ii)	change the Stated Maturity of the Debentures or reduce the principal amount, Change of Control Repurchase Price or Redemption Price with respect to the Debentures;

(iii)

make any change that adversely affects the rights of Holders to require the Corporation to purchase the Debentures at the option of Holders or make any change to any other covenant that adversely affects the rights of the Holders;

(iv)	change the currency of payment of principal of, or interest on, the Debentures; or

(v)	change the provisions in this Indenture that relate to modifying or amending this Indenture.

(b)

After an amendment, supplement or waiver under this Section 12.2 becomes effective, the Corporation shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Corporation to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 12.3	Additional Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture (including under Section 12.2) or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject to receipt of the prior approval of the applicable Recognized Stock Exchange, where required:

(a)

power to authorize the Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium or interest, the payment of which is extended, is at the time due or overdue;

(b)

power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or, subject to the consent of the Trustee, the Trustee against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

(c)

power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)

power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Article 10 shall have been complied with;

(e)

power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)

power to waive, and direct the Trustee to waive, any default hereunder or to cancel any declaration made by the Trustee pursuant to Section 6.1 which is not permitted to be waived or cancelled, as the case may be, in Section 6.3 by holders of, collectively, more than 50% of the principal amount of the Outstanding Debentures, either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)

power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)

power to direct any Debentureholder who, as such, has brought any action, suit or proceeding, to stay or discontinue or otherwise deal with the same, if the taking of such suit, action or proceeding shall have been permitted by Article 6, upon payment of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Voting Securities or other securities of the Corporation;

(j)	power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)

power to remove the Trustee from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture; and

(l)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to (j).

Section 12.4	Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 12 (a “Supplemental Indenture”) or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Section 8.1, shall be fully protected in acting and relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture, is not inconsistent herewith, is a valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject to enforceability being limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor’s rights generally and equitable remedies including the remedies of specific performance and injunction being granted only in the discretion of a court of competent jurisdiction and, in connection with a Supplemental Indenture executed pursuant to this Section 12.4, that the Trustee is authorized to execute and deliver such Supplemental Indenture without the consent of the Holders and, in connection with a Supplemental Indenture executed pursuant to Section 12.2, that the requisite consents of the Holders have been validly obtained in accordance with Section 12.2 hereof. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 12.5	Effect of Supplemental Indentures

Upon the execution of any Supplemental Indenture under this Article 12, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes, unless otherwise so specified; and every Holder theretofore or thereafter certified and delivered under this Indenture shall be bound by the Supplemental Indenture.

Section 12.6	Reference in Debentures to Supplemental Indentures

Debentures certified and delivered after the execution of any Supplemental Indenture pursuant to this Article 12 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Corporation shall so determine, new

Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such Supplemental Indenture may be prepared and executed by the Corporation and certified and delivered by the Trustee in exchange for Outstanding Debentures.

Article 13
MISCELLANEOUS PROVISIONS

Section 13.1	Acceptance of Trusts

The Corporation and the Trustee hereby specifically acknowledge and agree that the Trustee is acting hereunder in its capacity as the Person holding the power of attorney of the Holders for the purposes of this Indenture and in conformity with and subject to the terms and conditions of this Indenture. Each Holder, by its acceptance thereof, accepts and confirms the appointment of the Trustee as the Person holding the power of attorney of such Holder for the purposes of this Indenture and in conformity with and subject to the terms and conditions of this Indenture.

Section 13.2	No Debenture Interest Created

Nothing in this Indenture or in the Debentures, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 13.3	Protection of Trustee

The Trustee shall not be obligated under any circumstances whatsoever in the fulfilment of any of the circumstances and obligations hereunder, to expend or risk its funds or otherwise incur financial liability.

Section 13.4	Counterparts and Formal Date

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear a date as of the date hereof. Without limiting the foregoing, if the signatures on behalf of one party to this Indenture are on different counterparts, this shall be taken to be, and have the same effect as, signatures on the same counterpart and on a single copy of this Indenture.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the date first written above.

CLS HOLDINGS, USA INC.

By:	/s/ Jeffrey Binder
	Name:	Jeffrey Binder
	Title:	CEO and Director

ODYSSEY TRUST COMPANY, as Trustee

By:	/s/ Dan Sander
Name:
	Title:	Authorized Signatory

By:
Name:
	Title:	Authorized Signatory

A

Schedule 2.2
FORM OF DEBENTURE

 [DEBENTURES WILL BE CREATED for U.S. and NON-U.S. PURCHASERS]

FOR CANADIAN HOLDERS:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE].”

FOR UNITED STATES HOLDERS:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF CENTRAL COAST AGRICULTURE, INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”) AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (E) ABOVE THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

[Insert CUSIP]
[Insert ISIN]
No. ●	$●

CLS HOLDINGS USA, INC.

(A corporation incorporated under the laws of the State of Nevada)

8.0% UNSECURED CONVERTIBLE DEBENTURE

CLS HOLDINGS USA, INC. (the “Corporation”), for value received, hereby acknowledges itself indebted and promises to pay to the order of the registered holder on December 12, 2021 (the “Maturity Date”), or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned, the principal sum of

[insert amount],

in lawful money of the United States, on presentation and surrender of this Debenture (as defined below) at the principal office of the Trustee (defined below) in the manner specified in the Indenture (as defined below), in the City of Calgary, Province of Alberta, and to pay interest on the principal amount then

B

Outstanding (as defined in the Indenture) at the rate of 8.0% per annum from the date of issue or from the most recent Interest Payment Date to which interest has been paid or made available for payment on the Debentures then outstanding, whichever is later, at the option of the Corporation, in like money, in equal quarterly instalments in arrears on the last day of March, June, September and December in each year (each such date, an “Interest Payment Date”), commencing on December 31, 2018 with overdue interest, if any, at the same rate after as well as before maturity and after as well as before default in payment of principal or interest.

For a period of 18 months from the Issue Date, any Interest Obligation payable hereunder shall automatically accrue to the principal amount of the Debentures, and shall thereafter be deemed to be part of the principal amount of the Debentures. As interest on this Debenture becomes due following the 18 month period from the Issue Date, the Corporation (subject to early repurchase pursuant to the terms of the Indenture (as defined below)) shall forward or cause to be forwarded by ordinary post to the registered address of the registered Holder of the Debenture for the time being, or in the case of joint Holders to the registered address of one of such joint Holders, a cheque or electronic funds transfer for such interest, payable to the order of such Holder or Holders. The forwarding of such cheque or electronic funds transfer shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby, unless such cheques, if any, be not paid on presentation.

For the purposes of disclosure under the Interest Act (Canada), whenever interest is computed under this Debenture on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest by the actual number of days in such calendar year of calculation and dividing it by the number of days in the deemed year.

This Debenture is one of the 8.0% Unsecured Convertible Debentures due December 12, 2021 (the “Debentures”) created and issued under an Indenture (the “Indenture”) dated as of December 12, 2018 made between, inter alia, the Corporation and Odyssey Trust Company, as trustee (the “Trustee”). Reference is hereby made to the Indenture for a description of the rights of the holders of the Debentures, the Corporation and the Trustee and of the terms and conditions upon which the Debentures are issued and held, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the Holder of this Debenture, by acceptance hereof, agrees. To the extent that the terms and conditions stated in this Debenture conflict with the terms and conditions of the Indenture, the Indenture shall prevail. All capitalized terms used herein have the meaning ascribed thereto in the Indenture unless otherwise indicated.

The Debentures are issuable as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000. The Debentures of any authorized denomination may be exchanged, as provided in the Indenture, for Debentures in equal aggregate principal amount, provided that Debentures tendered for exchange must be equal to $1,000 principal amount or any integral thereof.

Any part, being $1,000 or an integral multiple thereof, of the principal of this Debenture, provided that the principal amount of this Debenture is in a denomination in excess of $1,000, is convertible, at the option of the holder hereof, upon surrender of this Debenture at the principal office of the Trustee in Calgary, Alberta, at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, or if this Debenture is called for redemption on or prior to such date, then to the extent so called for redemption, up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Debenture, into Units, with each Unit consisting of one Common Share and one-half of one Warrant (without adjustment for interest accrued hereon or for dividends or distributions on Common Shares issuable upon conversion) at the Conversion Price, all subject to the terms and conditions and in the manner set forth in the Indenture, including adjustment to the Conversion Price in accordance with the Indenture. No Debenture may be converted during the five

Business Days preceding and including March 31, June 30, September 30 and December 31 in each year, commencing December 31, 2018, as the registers of the Trustee will be closed during such periods. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares or Warrants will be issued on any conversion and any fraction of a Common Share or Warrant that would otherwise be issued will be rounded down to the nearest whole number, and in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the Current Market Value of such fractional interest determined in accordance with this Indenture. Holders converting their Debentures will receive accrued and unpaid interest thereon up to but excluding the date of conversion. If a Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days, the Person or persons entitled to receive Common Shares and Warrants in respect of the Debenture so surrendered for conversion shall not become the holder or holders of record of such Common Shares and Warrants until the Business Day following such Interest Payment Date.

This Debenture and all other Debentures certified and issued under the Indenture rank pari passu with one another, in accordance to their tenor without discrimination, preference or priority. The Indenture contains restrictions on the Corporation’s ability to pay dividends.

Upon the giving of notice by the Trustee of the occurrence of an Event of Default in accordance with the Indenture, the Debentures will become immediately due and payable.

The Corporation will be required, in connection with a Change of Control, to make an offer to repurchase the Debentures then Outstanding by notice to the Holders thereof and the Trustee. The Change of Control Repurchase Price payable to the Holders will be, depending on the date upon which the Change of Control occurs, determined in accordance with the provisions of the Indenture, plus accrued and unpaid interest thereon, if any.

At any time following the date that is 4 months and one day following the Issue Date, the Corporation may force the conversion of the principal amount of the then Outstanding Debentures at the Conversion Price on not less than 30 days’ notice should the VWAP of the Common Shares be greater than $1.20 for any 10 consecutive trading days.

Any payments made by or on behalf of the Corporation under or with respect to the Debentures will be made free and clear of and without withholding or deduction for or on account of any Taxes, unless the Corporation or any other payor is required to withhold or deduct Taxes by Applicable Law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Corporation or any other payor of any amount under or in respect of any amount under or in respect to the Debentures (including any amount paid in respect of proceeds of disposition of the Debentures to a Debentureholder) is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debentures, in respect of any payment by the Corporation the Trustee will make such withholding or deduction and will remit the full amount withheld or deducted to the relevant Governmental Authority as and when required by Applicable Law.

The Indenture contains provisions for the holding of meetings of Debentureholders and rendering certain resolutions passed at such meetings by, or by instruments in writing signed by, the Holders of, collectively, not less than a majority, or in the case of matters requiring approval by Extraordinary Resolution, not less than two-thirds, in aggregate principal amount of the Outstanding Debentures, binding upon all Debentureholders, subject to the provisions of the Indenture.

This Debenture may only be transferred upon compliance with the conditions precedent in the Indenture on the register kept at the principal office of the Trustee and at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Corporation with the approval of the Trustee may designate, and may be exchanged at any such place, by the Holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or registrar may prescribe, and such transfer shall be duly noted thereon by the Trustee or other registrar.

Neither the Debentures nor the Common Shares or Warrants issuable upon conversion of the Debentures have been or will be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) , or any state securities laws of the United States. The issuance of the Common Shares and Warrants comprising the Units issuable upon conversion of the Debentures will be issued pursuant to exemptions from registration under Section 3(a)(9) of the U.S. Securities Act and applicable state securities laws. The Warrants may not be exercised in the United States or by, or for the account or benefit of, any U.S. Person or person in the United States unless an exemption from the registration requirements under the U.S. Securities Act and applicable state securities laws is available at the time of such exercise.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee for the time being under the Indenture.

This Debenture shall be governed by and construed in accordance with the laws of the province of Alberta and the federal laws of Canada applicable thereto.

The Holder of this Debenture, by receiving and holding same, hereby accepts and agrees to be bound by the terms, and to be entitled to the benefits of this Debenture and of the Indenture and confirms the appointment of the Trustee and of the Indenture, the whole in accordance with and subject to the respective provisions thereof.

The Corporation will furnish to any Holder, upon written request and without charge, a copy of the Indenture.

[signature page follows]

IN WITNESS WHEREOF CLS HOLDINGS USA, INC. has caused this debenture to be signed by an authorized signing officer.

DATED as of           December 12       , 2018.

CLS HOLDINGS USA, INC.

By:	“Jeffrey Binder”
Name: Jeffrey Binder
Title: Chairman and CEO

TRUSTEE’S CERTIFICATE

This Debenture is one of the 8.0% Unsecured Debentures due December 12, 2021 referred to in the within-mentioned Indenture.

ODYSSEY TRUST COMPANY, as Trustee

By:
Authorized Signatory
Date of Certification:

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________, whose address and social insurance number, if applicable, are set forth below, this Debenture (or $ principal amount hereof*) of CLS HOLDINGS USA, INC. (the “Corporation”) standing in the name(s) of the undersigned in the register maintained by the registrar appointed by the Corporation with respect to such Debenture and does hereby irrevocably appoint ____________________ as its attorney to transfer such Debenture in such register, with full power of substitution in the premises.

Dated: _________________________________________________________________

Address of Transferee:____________________________________________________

________________________________________________________________________

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable: ___________________________

*If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided above the principal amount (which must be equal to $1,000 principal amount or any integral thereof) to be transferred.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) on this form must be guaranteed by one of the following methods:

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable medallion Signature Guarantee Program (STAMP, SEMP, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”.

Canada: A Signature Guarantee obtained from a major Canadian Schedule I chartered bank. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.

USA: The undersigned confirms that this Debenture is being transferred (please check one):

□	to the Corporation;
□

outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and the undersigned has furnished to the Trustee such documentation as the Trustee or the Corporation has reasonably requested, including, if requested, an opinion of counsel;

□

in accordance with Rule 144A (“Rule 144A”) under the U.S. Securities Act to a Person who the undersigned reasonably believes is a Qualified Institutional Buyer, as such term is defined in Rule 144A, that is purchasing for its own account or for the account of one or more Qualified Institutional Buyers and to whom notice is given that the offer, sale, pledge or transfer is being made in reliance on Rule 144A;

□

in accordance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, and the undersigned has provided a legal opinion of counsel of recognized standing, satisfactory to the Corporation, acting reasonably, to the effect that the sale of such securities is not required to be registered under the U.S. Securities Act;

□	pursuant to an effective registration statement under the U.S. Securities Act;
□

in another transaction that does not require registration under the U.S. Securities Act, and the undersigned has provided a legal opinion of counsel of recognized standing, satisfactory to the Corporation, acting reasonably, to the effect that the sale of such securities is not required to be registered under the U.S. Securities Act;

and in each case such transfer is in accordance with any applicable securities laws of any state of the United States.

Outside North America: For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

The registered holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

___________________________________________________________
Authorized Officer Signature of transferring registered Holder

_________________________
Name of Institution

FORM OF NOTICE OF CONVERSION

TO:      CLS HOLDINGS USA, INC. (the “Corporation”)

c/o Odyssey Trust Company
Stock Exchange Tower

350 – 300 5th Ave SW

Calgary, Alberta, T2P 3C4

Note:

All capitalized terms used herein have the meaning ascribed thereto in the indenture (the “Indenture”) dated as of December 12, 2018 between the Corporation and Odyssey Trust Company, as trustee, unless otherwise indicated.

The undersigned registered holder of 8.0% Unsecured Convertible Debentures (the “Debentures”) irrevocably elects to convert such Debentures (or $           principal amount thereof*) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Common Shares and Warrants of the Corporation issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares and Warrants are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
(Name of Registered Holder)

(Signature of Registered Holder)
*	If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must $1,000 integral multiples thereof).

NOTE:

If Common Shares and Warrants are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares and Warrants are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

Schedule Section 2.26
FORM OF REGULATION S RULE 904 TRANSFER CERTIFICATE

UNSECURED CONVERTIBLE DEBENTURES DUE DECEMBER 12, 2021

In connection with the transfer of $____________ principal amount of 8.0% Unsecured Convertible Debentures due December 12, 2021 (the “Debentures”) of CLS Holdings USA, Inc. (the “Corporation”), the undersigned transferor hereby represents and warrants to the Corporation and Odyssey Trust Company (the “Trustee”) that:

(a)

it acknowledges that the sale of the securities of the Corporation to which this certificate relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

(b)	it is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Corporation, a “distributor” as defined in Regulation S or an “affiliate” of a “distributor”;

(c)

the offer of the Debentures was not made to a Person in the United States and either (1) at the time the buy order was originated, the buyer was outside the United States, or the seller and any Person acting on its behalf reasonably believe that the buyer was outside the United States, or (2) the transaction was executed on or through the facilities of a “designated offshore securities market” (as such term is defined in Regulation S) such as the Toronto Stock Exchange, and neither the seller nor any Person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States or a U.S. Person;

(d)

neither the seller nor any affiliate of the seller nor any Person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as such term is defined in Regulation S) in the United States in connection with the offer and sale of the Debentures;

(e)

the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act);

(f)	the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and

(g)

the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.

[signature page follows]

C

TRANSFEROR:

By:
Authorized Signing Officer
Date of Certification:

AFFIRMATION BY SELLER'S BROKER-DEALER [if any]

We have read the foregoing representations of our customer designated in this Declaration (the "Seller") with regard to our sale, for such Seller's account, of the securities described therein, and we hereby affirm that, following due inquiry, we are of the belief that (1) the buyer is not a “U.S. Person,” and (2) that, to the best of our knowledge and belief, all other statements made therein are full, true and correct, (A) no offer to sell the Common Shares was made to a person in the United States; (B) the sale of the Common Shares will be executed in, on or through the facilities of the Canadian Securities Exchange/Toronto Stock Exchange/TSX Venture Exchange within ten (10) trading days of receiving a certificate representing the Common Shares, and we will not knowingly sell the Common Shares to any buyer in the United States; (C) no “directed selling efforts” will be made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and (D) we will do no more than execute the order or orders to sell the Common Shares as agent for the Seller and will receive no more than the usual and customary broker's commission that would be received by a person executing such transaction as agent.

Terms used herein have the meanings given to them by Rule 902 of Regulation S (see below).

____________________________________________________

Name of Firm

By: ________________________________________________

   Signature of Authorized Officer

____________________________________________________

Name of Authorized Officer (Please Print)

Date: ______________________________________________